UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Ford Motor Company

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Ford Motor Company

Important Notice Regarding the Availability of Proxy
Materials for the Shareholder Meeting
to Be Held on May 13, 2010

Notice of 2010
Annual Meeting of Shareholders
and Proxy Statement

Ford Motor Company
One American Road
Dearborn, Michigan 48126-2798

April 1, 2010

Dear Shareholders:

Our 2010 annual meeting of shareholders will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Thursday, May 13, 2010. The annual meeting will begin promptly at 8:30 a.m., Eastern Time. If you plan to attend the meeting, please see the instructions on page 4.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can’t attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

William Clay Ford, Jr.
Chairman of the Board

Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number, using the Internet, or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

Notice of Annual Meeting of Shareholders
of Ford Motor Company

Time:	8:30 a.m., Eastern Time, Thursday, May 13, 2010
Place:	Hotel du Pont 11th and Market Streets Wilmington, Delaware
Proposals:	1.	The election of directors.
	2.	The ratification of the selection of PricewaterhouseCoopers LLP as Ford’s independent registered public accounting firm for 2010.
	3.	Approval of Tax Benefit Preservation Plan.
	4.	A shareholder proposal related to disclosing any prior governmental affiliation of directors, officers, and consultants.
	5.	A shareholder proposal related to consideration of a recapitalization plan to provide that all of the Company’s outstanding stock have one vote per share.
	6.	A shareholder proposal requesting the Company to issue a report disclosing policies and procedures related to political contributions.
	7.	A shareholder proposal requesting the Board to adopt a policy that provides shareholders the opportunity to cast an advisory vote to ratify the compensation of the Named Executives.
	8.	A shareholder proposal requesting that the Company not fund any energy savings projects that are solely concerned with CO2 reduction.
Who Can Vote:	You can vote if you were a shareholder of record at the close of business on March 17, 2010.

Date of Notification:	Shareholders are being notified of this proxy statement and the form of proxy beginning April 1, 2010.

Peter J. Sherry, Jr.
Secretary

April 1, 2010

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Defined Terms

“Annual Incentive Compensation Plan” or “Incentive Bonus Plan” means Ford’s Annual Incentive Compensation Plan.

“Class B Stock” means Ford’s Class B Stock.

“Deferred Compensation Plan” means Ford’s Deferred Compensation Plan.

“Dividend Equivalent” means cash or shares of common stock (or common stock units) equal in value to dividends, if any, paid on shares of common stock.

“Final Award” means shares of common stock, Restricted Stock Units, and/or cash awarded by the Compensation Committee under a Performance Unit.

“Ford” or “we” or “Company” means Ford Motor Company.

“Long-Term Incentive Plan” means Ford’s 1998 or 2008 Long-Term Incentive Plan.

“Named Executives” means the executives named in the Summary Compensation Table on p. 53.

“NYSE” means the New York Stock Exchange, Inc.

“Performance Unit” means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee.

“Restricted Stock Equivalent” or “Restricted Stock Unit” means, under the Long-Term Incentive Plan, the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, as determined by the Compensation Committee.

“SEC” means the United States Securities and Exchange Commission.

“Senior Convertible Notes” means the Ford Motor Company 4.25% Senior Convertible Notes due 2036 and the Ford Motor Company 4.25% Senior Convertible Notes due 2016.

“Trust Preferred Securities” means the Ford Motor Company Capital Trust II 6.50% Cumulative Convertible Trust Preferred Securities.

“1998 Plan” means Ford’s 1998 Long-Term Incentive Plan.

“2008 Plan” means Ford’s 2008 Long-Term Incentive Plan.

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Ford Motor Company

Proxy Statement

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, May 13, 2010, beginning at 8:30 a.m., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. This proxy statement and the enclosed form of proxy are being made available to shareholders beginning April 1, 2010.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

What is a proxy statement?

It is a document that SEC regulations require that we make available to you when we ask you to vote your stock at the annual meeting.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting, including the election of directors, ratification of the selection of the Company’s independent registered public accounting firm, approval of the Tax Benefit Preservation Plan, and consideration of five shareholder proposals, if presented at the meeting. Also, management will report on the state of the Company and respond to questions from shareholders.

What is the record date and what does it mean?

The record date for the annual meeting is March 17, 2010. The record date is established by the Board of Directors as required by Delaware law. Holders of common stock and holders of Class B Stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

Who is entitled to vote at the annual meeting?

Holders of common stock and holders of Class B Stock at the close of business on the record date may vote at the meeting. Holders of Trust Preferred Securities and Senior Convertible Notes cannot vote at this meeting.

On March 17, 2010, 3,324,319,603 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

What are the voting rights of the holders of common stock and Class B Stock?

Holders of common stock and holders of Class B Stock will vote together without regard to class on the matters to be voted upon at the meeting. Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation. At this year’s meeting, each outstanding share of Class B Stock will be entitled to 31.279 votes on each matter to be voted upon.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting:

•	over the telephone by calling a toll-free number;

•	electronically, using the Internet; or

•	by mailing in a proxy card.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee may vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed, or explained how you can access, a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Are votes confidential? Who counts the votes?

The votes of all shareholders will be held in confidence from directors, officers and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Can I vote my shares in person at the annual meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting.

However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may vote against one or more nominees. The proposal related to the election of directors is described in this proxy statement beginning at p. 5.

For each of the other proposals, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. These proposals are described in this proxy statement beginning at p. 73.

Proposals 1, 2, and 3 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

What are the Board’s recommendations?

The Board of Directors recommends a vote FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal 2), FOR approval of the Tax Benefit Preservation Plan (Proposal 3), and AGAINST the shareholder proposals (Proposals 4 through 8).

What if I do not specify how I want my shares voted?

If you do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote them FOR all of the nominees for director (Proposal 1), FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 (Proposal 2), FOR approval of the Tax Benefit Preservation Plan (Proposal 3), and AGAINST the shareholder proposals (Proposals 4 through 8).

Can I change my vote?

Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary of the Company;

•	by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the meeting.

What percentage of the vote is required for a proposal to be approved?

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on p. 2.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified.

Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority and haven’t received instructions as to how to vote on those proposals (so-called “broker non-votes”) are not considered “shares present” and will not affect the outcome of the vote.

How can I attend the annual meeting?

If you are a shareholder of record and you plan to attend the annual meeting, please let us know by indicating in the appropriate place when you return your proxy. Please tear off the top portion of your proxy card where indicated and bring it with you to the meeting. This portion of the card will serve as your ticket and will admit you and one guest.

If you are a “street name” shareholder, tell your broker or nominee that you’re planning to attend the meeting and would like a “legal proxy.” Then simply bring that form to the meeting and we’ll give you a ticket at the door that will admit you and one guest. If you can’t get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your brokerage account statement showing that you owned Ford stock as of the record date, March 17, 2010.

Are there any rules regarding admission?

Each shareholder and guest will be asked to present valid government-issued picture identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras (including cell phones with built-in cameras), recording devices, and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections. We encourage you to leave any such items at home. We will not be responsible for any items checked at the door.

Are there any other matters to be acted upon at the annual meeting?

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Election of Directors
(Proposal 1 on the Proxy Card)

Thirteen directors will be elected at this year’s annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

William Clay Ford, who had been a member of the Board of Directors since 1948, retired from the Board effective May 12, 2005. As with previous years, the Board of Directors has again requested that Mr. Ford serve as Director Emeritus so that the Board can continue to avail itself of his wisdom, judgment and experience, and Mr. Ford has agreed to so serve. Mr. Ford is entitled to attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, although he is not entitled to vote upon any such matters and no longer receives compensation as a non-employee Board member.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Qualifications Considered for Nominees

Because Ford is a large and complex company, the Committee considers numerous qualifications when considering candidates for the Board. Among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity and we endeavor to have a diverse Board, with experience in business, government, education and technology, and in areas that are relevant to the Company’s global activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is now a member of the Board of Directors, which met fifteen times during 2009. Each of the nominees for director attended at least 75% of the combined Board of Director and committee meetings held during the periods served by such nominee in 2009. The nominees provided the following information about themselves as of February 1, 2010. Additionally, for each director-nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee should serve as a director.

Nominees

Stephen G. Butler
Age: 62 — Director Since: 2004

Principal Occupation: Retired Chairman and Chief Executive Officer, KPMG, LLP

Recent Business Experience: Mr. Butler served as Chairman and CEO of KPMG, LLP from 1996 until his retirement on June 30, 2002. Mr. Butler held a variety of management positions, both in the United States and internationally, during his 33-year career at KPMG.

Current Directorships: Cooper Industries, PLC; ConAgra Foods, Inc.

Reasons for Nomination: The Board believes Mr. Butler’s extensive experience in the accounting profession, both in the United States and internationally, as well as his executive experience as Chairman and CEO of KPMG for several years, provides Ford with financial expertise that has been instrumental in guiding the Company through its restructuring. As Chair of the Audit Committee and its designated financial expert, Mr. Butler continues to add significant value to the goal of improving our balance sheet while fulfilling our financial reporting obligations accurately and transparently.

Kimberly A. Casiano
Age: 52 — Director Since: 2003

Principal Occupation: President, Kimberly Casiano & Associates Inc., San Juan, Puerto Rico

Recent Business Experience: On January 1, 2010, Ms. Casiano established Kimberly Casiano & Associates Inc., where she is President. The firm provides advisory services in marketing, communications, public affairs, advocacy, and diversity to target the U.S. Hispanic market. From 1994 until December 31, 2009, Ms. Casiano was President and Chief Operating Officer of Casiano Communications, a publishing and direct marketing company. From 1987 to 1994, she held a number of management positions within Casiano Communications in the periodicals and magazines and the bilingual direct marketing and call center divisions of the company. Ms. Casiano is a member of the Board of Directors of Mutual of America, the Board of Trustees of the Hispanic College Fund, and the Board of Advisors of the Moffitt Cancer Center.

Reasons for Nomination: The Board believes that Ms. Casiano’s experience as President and COO of Casiano Communications provides the Company with unique insight into marketing and sales, particularly regarding the Hispanic community. This skill is important to Ford’s attempt to grow our market share profitably.

Anthony F. Earley, Jr.
Age: 60 — Director Since: 2009

Principal Occupation: Chairman and Chief Executive Officer, DTE Energy, Detroit, Michigan

Recent Business Experience: Mr. Earley has been Chairman and Chief Executive Officer of DTE Energy since 1998. Mr. Earley joined DTE Energy in 1994 as President and Chief Operating Officer. Prior to that time, Mr. Earley served as President and Chief Operating Officer of the Long Island Lighting Company, an electric and gas utility in New York. Mr. Earley is a director of the Nuclear Energy Institute and the Edison Electric Institute. Mr. Earley also serves as a director for several charitable organizations including Cornerstone Schools, Detroit Zoological Society, Business Leaders for Michigan, and United Way for Southeastern Michigan. Mr. Earley has sat on advisory boards of the New York Stock Exchange and the University of Notre Dame. Mr. Earley also served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer. Within the past five years, Mr. Earley served on the board of Comerica, Inc.

Current Directorships: DTE Energy; Masco Corporation

Reasons for Nomination: The Board believes that, as Ford continues to develop hybrid and electric vehicles, Mr. Earley’s experience as Chairman and CEO of DTE Energy, his leadership positions in the electric and nuclear industries, and his qualifications as a U.S. Navy officer, provide Ford with a uniquely qualified individual who can assist in the development of vehicles our customers want and value. In addition, Mr. Earley is able to provide valuable advice regarding the development of the electrical infrastructure needed to assist in the widespread acceptance of electric vehicles. As CEO of DTE Energy, Mr. Earley also possesses significant leadership and general management expertise.

Edsel B. Ford II
Age: 61 — Director Since: 1988

Principal Occupation: Director and Consultant, Ford Motor Company

Recent Business Experience: Mr. Ford is a retired Vice President of Ford Motor Company and former President and Chief Operating Officer of Ford Motor Credit Company. He presently serves as a consultant to the Company.

Current Directorships: International Speedway Corporation

Reasons for Nomination: The Board believes that Mr. Ford’s experience as President and COO of Ford Motor Credit Company, as well as his role as consultant to the Company, brings a deep knowledge of Ford’s business to Board deliberations. Mr. Ford also adds significant value in various stakeholder relationships, including relationships with dealers, non-government organizations, employees, and the communities in which Ford has a significant presence. Mr. Ford’s life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company.

William Clay Ford, Jr.
Age: 52 — Director Since: 1988

Principal Occupation: Executive Chairman and Chairman of the Board of Directors, Ford Motor Company

Recent Business Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. From 1995 until October 30, 2001, Mr. Ford was Chair of the Finance Committee. Effective January 1, 1999, he was elected Chairman of the Board of Directors and effective October 30, 2001, he was elected Chief Executive Officer of the Company. Mr. Ford became Executive Chairman of the Company on September 1, 2006 and is the current Chair of the Finance Committee. Mr. Ford also is Vice Chairman of The Detroit Lions, Inc., Chairman of the Detroit Economic Club, and Trustee of The Henry Ford. He also is a Vice Chairman of Business Leaders for Michigan.

Current Directorships: eBay Inc.

Reasons for Nomination: The Board believes that Mr. Ford’s extensive experience in various executive positions, service as CEO, and present service as Executive Chairman, provides the Board with unique insight regarding Company-wide issues. This experience, as well as in his role as Chairman of the Board, assist the Board in developing its long-term strategy, while his life-long affiliation with the Company reinforces the long-term interests of Ford and it shareholders. Mr. Ford’s knowledge and experience also add significant value to the Company’s relationship with its various stakeholders.

Richard A. Gephardt
Age: 69 — Director Since: 2009

Principal Occupation: President and Chief Executive Officer, Gephardt Group, Atlanta, Georgia

Recent Business Experience: Mr. Gephardt has been President and Chief Executive Officer since 2005 of Gephardt Group, LLC, a multi-disciplined consulting firm. He also serves as Strategic Advisor since June 2005 for the Government Affairs practice group of DLA Piper, one of the world’s largest legal services providers, and as a consultant to Goldman, Sachs & Co. since January 2005. Mr. Gephardt is the former Majority Leader of the U.S. House of Representatives and served 14 terms in Congress from 1976 until January 2005. He is also a member of the Professional Advisory Board of St. Jude Children’s Research Hospital. Within the past five years, Mr. Gephardt served on the board of Dana Holding Corporation.

Current Directorships: Centene Corporation; CenturyLink; Spirit Aerosystems Holding, Incorporated; United States Steel Corporation

Reasons for Nomination: The Board believes that Mr. Gephardt’s distinguished career in public service provides the Board with important insight into the many government relations and international issues affecting Ford. Additionally, Mr. Gephardt’s experience in business consulting provides Ford with unique knowledge of business challenges across a broad spectrum of industries.

Irvine O. Hockaday, Jr.
Age: 73 — Director Since: 1987

Principal Occupation: Retired President and Chief Executive Officer, Hallmark Cards, Inc., Kansas City, Missouri

Recent Business Experience: Mr. Hockaday was President and CEO of Hallmark Cards, Inc. since January 1, 1986, and a director since 1978. He retired in December 2001. Within the past five years, Mr. Hockaday served on the Boards of Aquila, Inc.; Dow Jones & Company; and Sprint Corp.

Current Directorships: Crown Media Holdings, Inc.; The Estee Lauder Companies, Inc.

Reasons for Nomination: The Board believes that Mr. Hockaday’s experience as President and CEO of Hallmark Cards provides Ford with marketing and general management expertise. Mr. Hockaday’s management of the Hallmark brand provides the Board with expertise in effective marketing strategies as Ford continues to implement its objective of growing market share profitably.

Richard A. Manoogian
Age: 73 — Director Since: 2001

Principal Occupation: Chairman of the Board, Masco Corporation, Taylor, Michigan

Recent Business Experience: Mr. Manoogian has been with Masco since 1958, became Vice President and a member of the Board in 1964, President in 1968 and Chairman in 1985. Mr. Manoogian served as Chief Executive Officer of Masco from 1985 until he transitioned to Executive Chairman in July 2007. Effective June 30, 2009, Mr. Manoogian retired from the position of Executive Chairman of Masco. Mr. Manoogian is a member of the Board of Business Leaders for Michigan, The Henry Ford, and the Detroit Economic Club. Within the past five years, Mr. Manoogian served on the Boards of Metaldyne Corporation and JPMorgan Chase & Co.

Current Directorships: Masco Corporation

Reasons for Nomination: The Board believes that Mr. Manoogian’s experience as Chairman and CEO of Masco provides the Board with overall general management expertise as well as experience in the successful development of multiple brands. Additionally, as an experienced CEO of a S&P 500 company, Mr. Manoogian brings a wealth of knowledge on executive compensation matters to his position as Chair of the Compensation Committee.

Ellen R. Marram
Age: 62 — Director Since: 1988

Principal Occupation: President, The Barnegat Group, LLC

Recent Business Experience: Ms. Marram is President of the Barnegat Group, LLC, a business advisory firm. From September 2000 through December 2005, Ms. Marram was Managing Director of North Castle Partners, LLC, a private equity firm. Ms. Marram served as President and CEO of efdex inc. from August 1999 to May 2000. (efdex, a privately-held start-up Internet-based commodities exchange, never became fully operational and in September 2000 commenced liquidation in the U.K. due to its insolvency.) She previously served as President and CEO of Tropicana Beverage Group from September 1997 until November 1998, and had previously served as President of the Group, as well as Executive Vice President of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. Before joining Seagram in 1993, she served as President and CEO of Nabisco Biscuit Company and Senior Vice President of the Nabisco Foods Group from June 1988 until April 1993. Within the past five years, Ms. Marram served on the board of Cadbury Schweppes plc.

Current Directorships: The New York Times Company; Eli Lilly and Company

Reasons for Nomination: The Board believes that Ms. Marram’s general management and marketing experience in managing well-known consumer brands adds significant expertise to Ford’s focus on strengthening our core brands. Additionally, Ms. Marram’s experience in advising companies provides her with multiple perspectives on successful strategies across a variety of businesses. Ms. Marram also brings a keen understanding of corporate governance matters to her position as Chair of the Nominating and Governance Committee.

Alan Mulally
Age: 64 — Director Since: 2006

Principal Occupation: President and Chief Executive Officer, Ford Motor Company

Recent Business Experience: Mr. Mulally was elected President and Chief Executive Officer of Ford effective September 1, 2006. Since March 2001, Mr. Mulally had been Executive Vice President of the Boeing Company and President and Chief Executive Officer of Boeing Commercial Airplanes. He also was a member of the Boeing Executive Council. Prior to that time, Mr. Mulally served as President and Chief Executive Officer of Boeing’s space and defense businesses. Mr. Mulally has served as co-chair of the Washington Competitive Council, and has sat on the advisory boards of NASA, the University of Washington, the University of Kansas, the Massachusetts Institute of Technology, and the U.S. Air Force Scientific Advisory Board. He is a member of the U.S. National Academy of Engineering and a fellow of England’s Royal Academy of Engineering.

Reasons for Nomination: As Ford’s President and CEO, the Board believes that Mr. Mulally continues to provide the strategic and management leadership necessary to guide Ford through its turnaround and create an exciting viable Ford delivering profitable growth for all. Mr. Mulally’s experience at Boeing after September 11, 2001, evidenced his expertise in managing a company in the midst of a crisis by focusing its management on important business priorities. Mr. Mulally continues to use these skills to lead Ford in executing our ONE Ford Plan.

Homer A. Neal
Age: 67 — Director Since: 1997

Principal Occupation: Director, ATLAS Project, Professor of Physics, Interim President Emeritus, and Vice President for Research Emeritus, University of Michigan, Ann Arbor, Michigan

Recent Business Experience: Dr. Neal is director, University of Michigan ATLAS Project, Samuel A. Goudsmit Distinguished Professor of Physics, Interim President Emeritus and Vice President for Research Emeritus at the University of Michigan. He joined the University as Chairman of its Physics Department in 1987 and in 1993 was named Vice President of Research. Dr. Neal served as Interim President of the University of Michigan from July 1, 1996 to February 1, 1997. He has served as a member of the U.S. National Science Board, the Advisory Board of the Oak Ridge National Laboratory, as a Trustee of the Center for Strategic and International Studies and as a member of the Board of Regents of the Smithsonian Institution. Dr. Neal currently is a member of the Board of Trustees of the Richard Lounsbery Foundation and a member of the Advisory Board for the Lawrence Berkeley National Laboratory. He is also a member of the Board of Physics and Astronomy of the National Academy of Sciences and a member of the Council of the Smithsonian National Museum of African American History and Culture.

Reasons for Nomination: The Board believes that Dr. Neal’s vast experience and knowledge in the field of science brings a unique skill to the Board. Dr. Neal’s expertise has assisted our intellectual property management process through his presence on the Ford Board of Directors and on the board of managers of Ford Global Technologies, LLC. Additionally, as Chair of the Sustainability Committee, he continues to apply his unique scientific knowledge to the development and implementation of Ford’s long-term sustainability strategy.

Gerald L. Shaheen
Age: 65 — Director Since: 2007

Principal Occupation: Retired Group President, Caterpillar, Inc., Peoria, Illinois

Recent Business Experience: Mr. Shaheen was appointed Group President of Caterpillar in November 1998 and had responsibility for the design, development and production of the company’s large construction and mining equipment, as well as marketing and sales operations in North America, Caterpillar’s components business, and its research and development division. Mr. Shaheen joined Caterpillar in 1967 and held a variety of management positions. Mr. Shaheen retired from Caterpillar effective February 1, 2008. Mr. Shaheen is a board member and past chairman of the U.S. Chamber of Commerce, a board member of the National Chamber Foundation, and Chairman of the Board of Trustees of Bradley University. Within the past five years, Mr. Shaheen served on the board of National City Corporation.

Current Directorships: AGCO Corporation

Reasons for Nomination: The Board believes that Mr. Shaheen’s extensive experience as a Group President at Caterpillar adds a depth of manufacturing and general management knowledge that is beneficial for an automobile manufacturer. His knowledge of marketing and sales, as well as experience in research and development, of manufacturing and selling products in a capital and labor intensive industry, provides valuable insight into Ford’s efforts to build products our customers want and value.

John L. Thornton
Age: 56 — Director Since: 1996

Principal Occupation: Professor and Director, Global Leadership Program, Tsinghua University, Beijing, China

Recent Business Experience: Mr. Thornton retired as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. on June 30, 2003. Mr. Thornton was appointed to that post in 1999 and formerly served as Chairman of Goldman Sachs — Asia from 1996 to 1998. He was previously Co-Chief Executive of Goldman Sachs International, the firm’s business in Europe, the Middle East, and Africa. Mr. Thornton was elected non-executive chairman of HSBC North America Holdings, Inc. in December 2008. He also is the Chairman of the Board of Trustees of the Brookings Institution. Within the past five years, Mr. Thornton served on the Boards of China Netcom Group Corp. and Industrial Commercial Bank of China Limited.

Current Directorships: News Corporation; Intel, Inc.; China Unicom Limited; HSBC Holdings, plc; HSBC North America Holdings Inc.

Reasons for Nomination: The Board believes that Mr. Thornton’s extensive experience in corporate finance matters is critical to achieving the ONE Ford goal of financing our plan and improving our balance sheet. Also, Mr. Thornton’s extensive knowledge of China brings to the Board valuable insight into what has become one of the world’s most important automotive growth markets.

Committees of the Board of Directors

Audit Committee

Number of Members: 4 Members: Stephen G. Butler (Chair) Kimberly A. Casiano Irvine O. Hockaday, Jr. Gerald L. Shaheen Number of Meetings in 2009: 12
Functions:
Selects the independent registered public accounting firm to audit Ford’s books and records, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves of categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.
Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.
Reviews activities, organization structure, and qualifications of the General Auditor’s Office, and participates in the appointment, dismissal, evaluation, and the determination of the compensation of the General Auditor.
Discusses earnings releases and guidance provided to the public and rating agencies.
Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.
As appropriate, obtains advice and assistance from outside legal, accounting or other advisors.
Prepares an annual report of the Audit Committee to be included in the Company’s proxy statement.
Assesses annually the adequacy of the Audit Committee Charter.
Reports to the Board of Directors about these matters.

Compensation Committee

Number of Members: 4 Members: Richard A. Manoogian (Chair) Anthony F. Earley, Jr. Ellen R. Marram John L. Thornton Number of Meetings in 2009: 9
Functions:
Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and approves Company goals and objectives relevant to the Executive Chairman and the President and CEO and other executive officer compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman and the President and CEO and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, other incentive awards and other benefits, direct and indirect, of the Executive Chairman and the President and CEO and other executive officers.

Considers and makes recommendations on Ford’s executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company’s proxy statement.

Assesses annually the adequacy of the Compensation Committee Charter. Reports to the Board of Directors about these matters.

Finance Committee

Number of Members: 5 Members: William Clay Ford, Jr. (Chair) Edsel B. Ford II Alan Mulally Homer A. Neal John L. Thornton Number of Meetings in 2009: 3
Functions:
Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, not inconsistent, however, with law or with specific instructions given by the Board of Directors relating to such matters.

Reviews with management, at least annually, the Annual Report from the Treasurer of the Company’s cash and funding plans and other Treasury matters, the Company’s health care costs and plans for funding such costs, and the Company’s policies with respect to financial risk assessment and financial risk management.

Reviews the Company’s cash strategy.

Reviews the strategy and performance of the Company’s pension and other retirement and savings plans. Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee

Number of Members: 10
Members:
  Ellen R. Marram (Chair)
  Stephen G. Butler
  Kimberly A. Casiano
  Anthony F. Earley, Jr.
  Richard A. Gephardt
  Irvine O. Hockaday, Jr.
  Richard A. Manoogian
  Homer A. Neal
  Gerald L. Shaheen
  John L. Thornton

Number of Meetings in 2009: 6

Functions:
Makes recommendations on:
• the nominations or elections of directors; and

• the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board.
Develops and recommends to the Board corporate governance principles and guidelines. Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for nominees for director (other than self-nominations). See Corporate Governance on p. 18.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

Sustainability Committee

Number of Members: 7 Members: Homer A. Neal (Chair) Kimberly A. Casiano Anthony F. Earley, Jr. Edsel B. Ford II William Clay Ford, Jr. Richard A. Gephardt Ellen R. Marram Number of Meetings in 2009: 3
Functions:
 Reviews environmental, public policy, and corporate citizenship issues facing the Company around the world.

Reviews annually with management the Company’s performance for the immediately preceding year regarding stakeholder relationships, product performance, sustainability, and public policy.

Reviews with management the Company’s annual Sustainability Report.

Assesses annually the adequacy of the Sustainability Committee Charter.

Reports to the Board of Directors about these matters.

Audit Committee Report

The Audit Committee is composed of four directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules and Ford’s Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company’s website, www.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm.

Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

Audit Fees

PricewaterhouseCoopers served as the Company’s independent registered public accounting firm in 2009 and 2008. The Company paid PricewaterhouseCoopers $42.7 million and $43.7 million for audit services for the years ended December 31, 2009 and 2008, respectively. Audit services consisted of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company’s internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford and Ford Motor Credit Company funding transactions.

Audit-Related Fees

The Company paid PricewaterhouseCoopers $4.4 million and $7.7 million for audit-related services for the years ended December 31, 2009 and 2008, respectively. Audit-related services included support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

Tax Fees

The Company paid PricewaterhouseCoopers $4.1 million and $5.7 million for tax services for the years ended December 31, 2009 and 2008, respectively. The types of tax services provided included assistance with tax compliance and the preparation of tax returns, tax consultation, planning and implementation services, assistance in connection with tax audits, tax advice related to mergers, acquisitions and divestitures, and tax return preparation services provided to international service employees (“ISEs”) to minimize the cost to the Company of these assignments. In 2005, the Company began the transition to a new service provider for tax return preparation services to ISEs. Of the fees paid for tax services, the Company paid 59% and 57% for tax compliance and the preparation of Company tax returns in 2009 and 2008, respectively.

All Other Fees

The Company did not engage PricewaterhouseCoopers for any other services for the years ended December 31, 2009 and 2008.

Total Fees

The Company paid PricewaterhouseCoopers a total of $51.2 and $57.1 million in fees for the years ended December 31, 2009 and 2008, respectively.

Auditor Independence

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as well as by SEC regulations.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, and Tax Services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees.

Audit Committee

Stephen G. Butler (Chair)
Kimberly A. Casiano
Irvine O. Hockaday, Jr.
Gerald L. Shaheen

Corporate Governance

Ford has operated under sound corporate governance practices for many years. We believe it is important to disclose to you a summary of our major corporate governance practices. Some of these practices have been in place for many years. Others have been adopted in response to regulatory and legislative changes. We will continue to assess and refine our corporate governance practices and share them with you.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of ten directors, all of whom are considered independent under the NYSE Listed Company rules and Ford’s Corporate Governance Principles. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter may be found on Ford’s website at www.ford.com.

Composition of Board of Directors/Nominees

The Nominating and Governance Committee recommends to the Board the nominees for all directorships to be filled by the Board or by you. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than December 2, 2010 to be considered by the Committee for inclusion in the following year’s nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 5 under Election of Directors.

Identification of Directors

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. It has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company.

The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Director Independence

A majority of the directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company and these standards are contained in Ford’s Corporate Governance Principles and may be found at the Company’s website, www.ford.com.

•	No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•	No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment or auditing relationship.

•	No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•	No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

•	The following commercial, charitable and educational relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years;

(ii)	if within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company’s indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford’s indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years; and

(iii)	if within the preceding three years a Ford director served as an executive officer, director or trustee of a charitable or educational organization, and Ford’s discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford’s contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Anthony F. Earley, Jr., Richard A. Gephardt, Irvine O. Hockaday, Jr., Richard A. Manoogian, Ellen R. Marram, Homer A. Neal, Gerald L. Shaheen, and John L. Thornton.

Disclosure of Relevant Facts and Circumstances

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as members of such companies’ boards of directors or, in the case of Ms. Casiano and Mr. Earley, as officers. In addition to Ms. Casiano and Mr. Earley, these directors included Mr. Gephardt, Mr. Hockaday, Mr. Manoogian, Ms. Marram, and Mr. Shaheen. The Company also made donations to certain institutions with which certain directors are affiliated. These included Dr. Neal and Ms. Casiano. Additionally, companies with which Mr. Manoogian and Mr. Earley are affiliated purchased products from Ford. None of the relationships described above were material under the independence standards contained in our Corporate Governance Principles.

In addition, Richard A. Manoogian is a member of the Board of Trustees of The Henry Ford, Mr. Earley is a member of the board of United Way for Southeastern Michigan, and both Messrs. Manoogian and Earley are members of the Board of Directors of Business Leaders for Michigan, formerly known as Detroit Renaissance. The Company and its affiliates contributed to The Henry Ford and the United Way for Southeastern Michigan amounts that exceeded the greater of $1 million or two percent of those entities’ total annual discretionary receipts during its three most recently completed fiscal years. It was further noted that in February 2008, Ford, with the approval of the Board, decided to invest up to $10 million over the next two to four years in the Business Leaders for Michigan’s Venture Capital Fund I. Other large companies in Southeastern Michigan have also made monetary commitments to the fund in order to support local venture capital firms in Southeast Michigan. Pursuant to the Company’s Corporate Governance Principles, the independent directors listed above (excluding Mr. Earley and Mr. Manoogian), considering all of the relevant facts and circumstances, determined that the Company’s contributions to The Henry Ford, the United Way for Southeastern Michigan, and Business Leaders for Michigan and the presence of Mr. Earley and Mr. Manoogian on those Boards did not constitute a material relationship between Ford and Messrs. Earley and Manoogian. Consequently, these independent directors determined Messrs. Earley and Manoogian to be independent. With respect to The Henry Ford, the directors gave due consideration to the composition of the Board of Trustees of The Henry Ford, which includes Edsel B. Ford II, William Clay Ford and William Clay Ford, Jr., and the Company’s history of support for The Henry Ford, which predated Mr. Manoogian’s service. Likewise, with respect to the United Way for Southeastern Michigan and Business Leaders for Michigan, the directors gave due consideration to the composition of the Board of Directors of Business Leaders for Michigan, which includes William Clay Ford, Jr., and Mr. James Vella, President of the Ford Fund, as well as those entities’ mission to promote the welfare and economic development of Michigan, and the Company’s history of contributions to those organizations and to the development of Michigan. In each case, the directors determined that the Company was not unduly influenced to make contributions to The Henry Ford, the United Way for Southeastern Michigan, or Business Leaders for Michigan because of Mr. Earley’s or Mr. Manoogian’s presence on those boards, nor was Mr. Earley or Mr. Manoogian unduly influenced by the contributions made by the Company to those organizations.

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford’s Corporate Governance Principles may be found on its website at www.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a director retirement age and a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation, continuing education and a requirement that the Board and each of its Committees perform an annual self-evaluation. Although Messrs. Hockaday and Manoogian have reached the normal retirement age of 72 years, the Board has waived the retirement age for them as permitted under our Corporate Governance Principles. Shareholders may obtain a printed copy of the Company’s Corporate Governance Principles by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Leadership Structure

The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. Alan Mulally is our President and CEO and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford because it allows Mr. Mulally to focus on the day-to-day operation of the business, in particular the implementation of our ONE Ford Plan, while allowing Mr. Ford to focus on leadership of the Board of Directors in addition to providing the Company with direction on

Company-wide issues such as sustainability and stakeholder relationships. Furthermore, the Board has appointed Irvine O. Hockaday, Jr., as our Presiding Independent Director. We believe this to be an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. Mr. Hockaday chairs the executive sessions of our independent directors and works with Mr. Ford and Mr. Mulally to ensure management is adequately addressing the matters identified by the Board. This structure optimizes the roles of CEO, Chairman, and Presiding Independent Director and provides Ford with sound corporate governance practices in the management of its business.

Board’s Role in Risk Management

The Board of Directors of the Company has overall responsibility for the oversight of risk management at Ford. Day to day risk management is the responsibility of management, which has implemented Enterprise Risk Management processes to identify, manage and monitor risks that face the Company.

The oversight responsibility of the Board and its Committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating and strategic risks. Compliance risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.). Reporting risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance. Operating risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.). Strategic risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, sustainability, capital allocation, management development, retention and compensation, competitive developments and geopolitical developments.

We believe that key success factors in the risk management at Ford include strong Board and senior management commitment, effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Groups and Functional Skill Teams. More specifically, our Chief Executive Officer, Alan Mulally, has institutionalized a Business Plan Review and Special Attention Review process where, on a weekly basis (and more often where circumstances dictate), the senior leadership of the Company from each of the Business Groups and the Functional Skill Teams, reviews the status of the business, the risks presented to the business, (once again in the areas of compliance, reporting, operating and strategic risks), and develops specific plans to address those risks.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and the Board of Directors itself oversees operating risk management, with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain Committees of the Board, with each Board Committee reporting to the full Board following each Committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Board, the Sustainability Committee, the Compensation Committee and the Finance Committee all play a role in overseeing strategic risk management.

Risk Assessment Regarding Compensation Policies and Practices

We recently conducted an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our ONE Ford Plan and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•	Mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;

•	Balance between annual and longer-term performance opportunities;

•	Capped payout levels for both annual bonuses and performance-based stock awards for Named Executives — the Committee has negative discretion over incentive program payouts;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

•	Inclusion of non-financial metrics, such as quality and market share metrics, and other quantitative and qualitative performance factors in determining actual compensation payouts;

•	Use of 10-year stock options and equity awards that vest over time;

•	Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business; and

•	Stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our 2010 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance. In addition to the above, on March 26, 2010, the Committee formally adopted a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires all Company officers to repay or return cash bonuses and/or equity awards in the event: (i) the Company issues a material restatement of its financial statements and where the restatement was caused by an employee’s intentional misconduct; (ii) the employee was found to be in violation of non-compete provisions of any plan or agreement; or (iii) the employee has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup and has the discretion to determine the timing and form of recoupment. The policy will apply to the Incentive Bonus Plan beginning with the 2010 performance period and equity awards beginning with grants made in 2011.

Policy and Procedure for Review and Approval of Related Party Transactions

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related party transactions”), are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee’s approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

Committee Charters/Codes of Ethics

The Company has published on its website (www.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability Committees of the Board, as well as its Code of Conduct Handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company’s chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer and the principal accounting officer, may be approved only by the Nominating and Governance Committee and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Committee also reviews management’s monitoring of compliance with the Company’s Code of Conduct. Printed copies of each of the committee charters and the codes of ethics referred to above are also available by writing to our Shareholder Relations Department, Ford Motor Company, One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Executive Sessions of Non-Employee Directors

Non-employee directors ordinarily meet in executive session without management present at regularly scheduled Board meetings and may meet at other times at the discretion of the presiding independent director or at the request of any non-employee director. Currently, Irvine O. Hockaday, Jr., is the presiding independent director for the executive sessions of non-management directors. Additionally, all of the independent directors meet periodically (but not less than annually) without management or non-independent directors present.

Audit Committee

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler as an Audit Committee financial expert. Mr. Butler meets the independence standards for audit committee members under the NYSE Listed Company and SEC rules. The lead partner of the Company’s independent registered public accounting firm is rotated at least every five years.

Compensation Committee Operations

The Compensation Committee establishes and reviews our overall executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers, and approving the compensation structure for senior management, including officers. The Committee is composed of four directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee’s membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.ford.com.

The Committee makes decisions regarding the compensation of our officers that are Vice Presidents and above, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation Award Committee (comprised of William Clay Ford, Jr., Alan Mulally, and L. W. K. Booth) to approve grants of options, Performance Units, Restricted Stock Units and other stock-based awards, and to the Annual Incentive Compensation Award Committee to determine bonuses, for other employees.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee.

The Compensation Committee considers recommendations from Mr. Ford, Mr. Mulally, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of other executive officers. The Committee’s consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

In 2009, the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee and it has the sole authority to review and approve of the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all nine of the Committee meetings in 2009. In addition, the Committee relied on survey data provided by the Towers Perrin Executive Compensation Database. See “How We Determine Compensation — C. Competitive Survey” in the “Compensation Discussion and Analysis” on pp. 35-37. Towers Perrin does not assist the Compensation Committee in determining or recommending compensation of executive officers. Towers Perrin is retained by Ford management, not the Committee.

The Committee met nine times during 2009. Committee meetings typically occur prior to the meetings of the full Board of Directors. Bonus target grants, bonus awards, stock option grants, Performance Unit grants, final stock awards, and Final Awards of Restricted Stock Units typically are decided at the February or March Committee meeting (see “Compensation Discussion and Analysis — Equity-Based Compensation — D. Timing of Awards” on p. 47). Officer salaries are reviewed in December each year. Beginning in 2010, the Committee will review officer salaries in March of each year, consistent with the review of other salaried employees. The Company decided that there would be no annual merit increases to salary for salaried employees for 2009.

See the “Compensation Discussion and Analysis” on pp. 32-51 for more detail on the factors considered by the Committee in making executive compensation decisions.

The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Vice President level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is shown below:

•	No more than 15% of the officers should be on for-profit boards at any given point in time.

•	No officer should be a member of more than one for-profit board.

Board Committees

Only independent directors serve on the Audit, Compensation and Nominating and Governance Committees, in accordance with the independence standards of the NYSE Listed Company rules and the Company’s Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.

Communications with the Board/Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board. You may send communications to our Directors, including any concerns regarding Ford’s accounting, internal controls, auditing, or other matters, to the following address: Board of Directors, Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685 U.S.A. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party. Communications relating to the Company’s accounting, internal controls, or auditing matters will be relayed to the Audit Committee. A summary of the other communications will be relayed to the Nominating and Governance Committee. Communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Ford will acknowledge receipt of all communications sent to the address above that disclose a return address. You may also find a description of the manner in which you can send communications to the Board on the Company’s website (www.ford.com).

All members of the Board are expected to attend the annual meeting, unless unusual circumstances would prevent such attendance. Last year, eleven of the thirteen nominated directors attended the annual meeting.

Management Stock Ownership

Pursuant to SEC filings, the Company was notified that as of December 31, 2009, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

			Percent of
			Outstanding
		Ford	Ford
Name of Beneficial Owner	Address of Beneficial Owner	Common Stock	Common Stock
Black Rock, Inc. through certain of its affiliates	40 East 52nd Street New York, New York 10022	168,514,166	5.19%

UAW Retiree Medical Benefits Trust as sole shareholder of VEBA-F Holdings LLC, a Delaware Limited Liability Company which directly owns warrants to purchase shares of Ford common stock.*	200 Walker Street Detroit, MI 48207	362,391,305	10.1%

Wellington Management Company, LLP	75 State Street Boston, Massachusetts 02109	139,702,629	5.33%

*	In addition, Independent Fiduciary Services, Inc., 805 15th Street, NW, Suite 1120, Washington, D.C. 20005, is the investment advisor to UAW Retiree Medical Benefits Trust.

The following table shows how much Ford stock each director, nominee, and Named Executive beneficially owned as of February 1, 2010. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.50% of Ford’s total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2010. These persons held options exercisable on or within

60 days after February 1, 2010 to buy, and/or beneficially owned as of February 1, 2010 Trust Preferred Securities convertible into, 30,731,409 shares of Ford common stock.

				Percent of
		Ford		Outstanding
	Ford	Common	Ford	Ford
	Common	Stock	Class B	Class B
Name	Stock(1)(2)	Units(3)	Stock	Stock
L. W. K. Booth	2,130,671	114,271	0	0

Stephen G. Butler*	6,000	65,131	0	0

Kimberly A. Casiano*	6,927	65,465	0	0

Anthony F. Earley, Jr.*	11,000	6,047	0	0

Mark Fields	2,759,603	7,640	0	0

John Fleming	1,167,819	2,878	0	0

Edsel B. Ford II*	4,039,587	75,587	4,620,149	6.52

William Clay Ford, Jr.*	16,485,204	2,568	4,138,033	5.84

Richard A. Gephardt*	0	6,047	0	0

Irvine O. Hockaday, Jr.*	21,878	132,263	0	0

Richard A. Manoogian*	259,994	73,769	0	0

Ellen R. Marram*	20,296	132,301	0	0

Alan Mulally*	9,532,347	0	0	0

Homer A. Neal*	10,588	76,919	0	0

Gerald L. Shaheen*	0	40,919	0	0

John L. Thornton*	33,820	152,486	0	0

All Directors and Executive Officers as a group (including Named Executives) (29 persons) beneficially owned 1.45% of Ford common stock or securities convertible into Ford common stock as of February 1, 2010	47,890,118	995,669	8,758,182	12.36

*	Indicates Directors

Notes

(1)For executive officers, included in the amounts for “All Directors and Executive Officers as a group” are Restricted Stock Equivalents and/or Restricted Stock Units issued under the 1998 Plan and the 2008 Plan as long-term incentive grants in 2009 and prior years for retention and other incentive purposes.

Also, amounts shown include restricted shares of common stock issued under the 2008 Plan as follows: 97,958 shares for Edsel B. Ford II as payment for his services pursuant to a consulting agreement with the Company (see pp. 28-29). In addition, amounts shown include Restricted Stock Equivalents and/or Restricted Stock Units issued under the 1998 Plan and the 2008 Plan as follows: 851,235 units for Mr. Mulally, 236,219 units for L. W. K. Booth, 305,492 units for Mr. Fields, and 447,839 units for Mr. Fleming.

(2)Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 24,321 shares of common stock and 55,028 shares of Class B Stock that are either held directly by his immediate family, by charitable funds which he controls or by members of his immediate family in custodial or conservatorship accounts for the benefit of other members of his immediate family. William Clay Ford, Jr., has disclaimed beneficial ownership of 57,279 shares of common stock and 98,670 shares of Class B Stock that are either held directly by members of his immediate family or by members of his immediate family in custodial accounts for the benefit of other members of his immediate family. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 81,600 shares of common stock and 153,698 shares of Class B Stock.

Also, on February 1, 2010 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford’s stock option plans and/or through conversion of Trust Preferred Securities, as follows:

Person	Number of Shares

L. W. K. Booth	1,706,683
Mark Fields	2,307,460
John Fleming	629,547
William Clay Ford, Jr.	9,290,778
Richard A. Manoogian	56,498
Alan Mulally	8,681,112

The amounts of common stock shown above for Mr. Manoogian are a result of his ownership of Trust Preferred Securities, which are convertible into Ford common stock. In Mr. Manoogian’s case, he is deemed to be the beneficial owner of certain Trust Preferred Securities as a result of his being a trustee of a charitable foundation that owns the Trust Preferred Securities. Additionally, Mr. Manoogian pledged as security 200,000 shares of common stock held in a trust of which he is a trustee. Mr. Ford has pledged 2,199,501 shares of common stock.

(3)In general, these are common stock units credited under a deferred compensation plan and payable in cash.

As of February 1, 2010, the persons included in the table below owned more than 5% of the outstanding Class B Stock.

			Percent of
			Outstanding Ford
Name	Address	Ford Class B Stock	Class B Stock
Lynn F. Alandt	Ford Estates, 2000 Brush, Detroit, MI 48226	7,310,679	10.32%

Benson Ford, Jr.	Ford Estates, 2000 Brush, Detroit, MI 48226	4,072,354	5.75%

Eleanor F. Sullivan	Ford Estates, 2000 Brush, Detroit, MI 48226	5,583,442	7.88%

Josephine F. Ingle	Ford Estates, 2000 Brush, Detroit, MI 48226	4,486,869	6.33%

Alfred B. Ford	Ford Estates, 2000 Brush, Detroit, MI 48226	3,636,009	5.13%

William Clay Ford	Ford Estates, 2000 Brush, Detroit, MI 48226	9,451,941	13.34%

Sheila F. Hamp	Ford Estates, 2000 Brush, Detroit, MI 48226	3,722,437	5.25%

David M. Hempstead, as Trustee of various trusts*	Ford Estates, 2000 Brush, Detroit, MI 48226	6,120,945	8.64%

Voting Trust**	Ford Estates, 2000 Brush, Detroit, MI 48226	52,680,603	74.35%

*	Mr. Hempstead disclaims beneficial ownership of these shares.

**	These Class B Stock shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality of the shares in the trust.

Impact Resulting From Spin-off of Visteon Corporation and Implementation of the Value Enhancement Plan

The value of the Company’s common stock changed as a result of:

•	the spin-off of the Company’s interest in Visteon Corporation on June 28, 2000; and

•	the Company’s recapitalization and merger (also known as the Value Enhancement Plan) on August 2, 2000.

To account for these changes in value, the following items held by officers or directors of the Company as of June 28, 2000 and August 2, 2000, respectively, were adjusted in each case to ensure that the aggregate value of the item before and after each of these events would be approximately equal: common stock units, deferred contingent credits, Performance Stock Rights, Restricted Stock Equivalents, and stock options. (References in this proxy statement to any of these items that were issued before August 2, 2000 are to the adjusted amounts.)

Section 16(a)
Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2009 and prior years.

Director Compensation(1)

(a)	(b)	(c)	(d)	(e)
	Fees Earned or		All Other
	Paid in Cash(1)	Stock Awards(2)	Compensation(3)	Total
Name	($)	($)	($)	($)
Stephen G. Butler	60,000	0	38,998	98,998

Kimberly A. Casiano	60,000	0	34,816	94,816

Anthony F. Earley, Jr.	45,000	0	158	45,158

Edsel B. Ford II	60,000	500,001	14,268	574,269

Richard A. Gephardt	45,000	0	158	45,158

Irvine O. Hockaday, Jr.	60,000	0	24,132	84,132

Richard A. Manoogian	60,000	0	30,992	90,992

Ellen R. Marram	60,000	0	33,738	93,738

Homer A. Neal	60,000	0	51,173	111,173

Gerald L. Shaheen	60,000	0	33,768	93,768

John L. Thornton	60,000	0	50,524	110,524

(1)Standard Compensation Arrangements

Fees.  On July 13, 2006, the Board of Directors voluntarily reduced Board fees payable to non-employee directors by half resulting in the following fee structure:

Annual Board membership fee	$100,000
Annual Committee chair fee	$2,500
Annual Presiding Director fee	$5,000

For 2009, the Board voluntarily agreed to forgo the cash portion of the annual fees. Consequently, $60,000 (60% of the Annual Board membership fee) was credited to the directors’ accounts under the Deferred Compensation Plan for Non-Employee Directors (see below). Directors did not receive any other cash payments relative to board fees during 2009.

Deferred Compensation Plan.  Under this plan, 60% of a director’s annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash and/or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units (if dividends are paid on common stock). These units are credited to the directors’ accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semi-annually to the directors’ accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the director’s option, either in a lump sum or in annual installments over a period of up to ten years. In light of the requirement that 60% of annual director fees are deferred into common stock units, and that directors do not realize the cash value of such units until after they leave the Board, there is no minimum share ownership requirement for members of the Board.

Insurance.  Ford provides non-employee directors with $200,000 of life insurance. Effective December 31, 2008, the Board amended this plan so that life insurance coverage ends for all currently retired directors and directors who retire in the future, except for those currently retired directors who had previously elected a reduction in life insurance and the $15,000 annuity discussed below, in which case only the annuity would continue. A director who retired from the Board after age 70 or, after age 55 with Board approval, and who had served for at least five years, may have elected to have the life insurance reduced to $100,000 and receive $15,000 a year for life.

Evaluation Vehicle Program.  We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company.

(2)The amount shown for Edsel B. Ford II reflects the FASB ASC Topic 718 grant date fair value resulting from grants of restricted shares of common stock awarded under the 2008 Plan pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. Under the agreement, the consulting fee is $125,000 per calendar quarter, payable in restricted shares of common stock. The restrictions on the shares lapse one year from the date of grant and are subject to the conditions of the 2008 Plan. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

(3)The following table summarizes the amounts shown in column (d).

All Other Compensation in 2009

		Perquisites/
		Evaluation	Tax	Life
	Fees(i)	Vehicles(ii)	Reimbursement	Insurance	Total
Name	($)	($)	($)	($)	($)
Stephen G. Butler		20,268	18,519	211	38,998
Kimberly A. Casiano		18,686	15,919	211	34,816
Anthony F. Earley, Jr.		0	0	158	158
Edsel B. Ford II		14,057	0	211	14,268
Richard A. Gephardt		0	0	158	158
Irvine O. Hockaday, Jr.		10,162	13,759	211	24,132
Richard A. Manoogian		16,438	14,343	211	30,992
Ellen R. Marram		19,510	14,017	211	33,738
Homer A. Neal	12,000	23,972	14,990	211	51,173
Gerald L. Shaheen		16,878	16,679	211	33,768
John L. Thornton		30,499	19,814	211	50,524

(i)The amount shown for Dr. Neal reflects fees paid as a member of the board of managers of Ford Global Technologies, LLC, a wholly-owned entity that manages the Company’s intellectual property. As a non-employee director of such board, Dr. Neal receives the customary fees paid to non-employee directors. Currently, the fees are: Annual Fee: $10,000, Attendance Fee: $1,000 per meeting. Dr. Neal attended both meetings of the board of managers of Ford Global Technologies, LLC, during 2009.

(ii)All amounts shown in this column reflect the cost of evaluation vehicles provided to Directors (see footnote (1) above) and the actual cost incurred for holiday gifts. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. For Mr. Thornton, the cost of evaluation vehicles was $29,732.

2010 Director Compensation

Ford has made significant progress on its “ONE Ford Plan” during 2009 and we have announced that we plan to be profitable in 2010 on a pre-tax basis (excluding special items) for North America, our total Automotive sector and for the total Company, with positive Automotive operating-related cash flow, based on our 2010 planning assumptions. These projections are based on the assumptions set forth in the “Outlook” section of Management’s Discussion and Analysis of Financial Condition and Results of Operations, and subject to the risks set forth in the Risk Factors discussion, in our Annual Report on Form 10-K for the year ended December 31, 2009.

In light of this significant progress, and following an analysis of director compensation being paid by peer group companies, including the payment of director compensation at General Motors following its bankruptcy, the Board of Directors of Ford has determined that it is appropriate that compensation to be paid to non-employee directors of the Company return to 2006 levels. Accordingly, effective as of January 1, 2010, the Board of Directors has agreed that the following compensation will be paid to non-employee directors of the Company:

•	$200,000 per annum

•	$5,000 Committee chair fee

•	$10,000 Presiding director fee

The Board of Directors also considered that restoring compensation to competitive levels will permit the Company to attract new directors in an environment where it is increasingly difficult to attract qualified directors.

Moreover, the Board of Directors continues to believe that it is appropriate that a significant portion of non-employee director compensation be tied to shareholders’ interests and, therefore, has required that 60% ($120,000) of a director’s annual Board membership fee be deferred in common stock units under the Deferred Compensation Plan for Non-Employee Directors. All other aspects of Director compensation remain unchanged.

Certain Relationships and Related Transactions

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford is available for consultation, representation, and other duties. For these services, Ford pays him $100,000 per year and provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days’ notice.

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc., pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium “Ford Field.” The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. In June 2005, the naming rights agreement was amended to provide for expanded Ford exposure on and around the exterior of the stadium, including the rooftop, in exchange for approximately $6.65 million to be paid in varying installments over the next ten years, of which $564,933 was paid during 2009. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2009 for providing the vehicles for 2009 through 2011 was $244,696. William Clay Ford is the majority owner of the Lions. In addition, William Clay Ford, Jr., is one of five minority owners and is a director and officer of the Lions.

Paul Alandt, Lynn F. Alandt’s husband, owns a Ford-franchised dealership and a Lincoln-Mercury-franchised dealership. In 2009, the dealerships paid Ford about $79.6 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $17.0 million for services in the ordinary course of business. Also in 2009, Ford Motor Credit Company LLC, a wholly-owned entity of Ford, provided about $115 million of financing to the dealerships and paid $497,950 to them in the ordinary course of business. The dealerships paid Ford Credit about $123.4 million in the ordinary course of business. Additionally, in 2009 Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $18.5 million and $31.4 million, respectively.

Mr. Alandt also owns a Volvo franchised dealership. Volvo Cars is a wholly-owned entity of Ford. During 2009 the dealership paid Volvo Cars about $7.4 million for products and services in the ordinary course of business. In turn, Volvo Cars paid the dealership about $2.0 million for services in the ordinary course of business. Also in 2009, Ford Credit provided about $10.3 million of financing to the dealership and paid $11,798 to it in the ordinary course of business. The dealership paid Ford Credit about $10.6 million in the ordinary course of business. Additionally, in 2009 Ford Credit purchased retail installment sales contracts and retail leases from the dealership in amounts of about $370,000 and $559,000, respectively.

Edsel B. Ford II owns Pentastar Aviation, LLC, an aircraft charter, management, maintenance, and catering company. During 2009, the Company paid Pentastar, or its affiliates, $579,720 for services provided to the Company in the ordinary course of business.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2009, the Company paid Marketing Associates, LLC approximately $23.7 million for marketing and related services provided in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2008, Black Rock, Inc., 40 East 52nd Street, New York, New York 10022, through certain of its affiliates, owned 5.19% of our common stock. During 2009, the Company paid Black Rock approximately $1.1 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2008, Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, owned approximately 5.33% of the Company’s common stock. During 2009, the Company paid Wellington Management Company approximately $3.8 million in the ordinary course of business.

Compensation Discussion and Analysis
Executive Summary

2009 saw historic changes and challenges in the domestic automotive industry, as well as the global economy. We took decisive actions to address these challenges and opportunities. As noted in our 2009 Compensation Discussion and Analysis, we are acutely aware that economic conditions have had, and continue to have, a significant adverse impact on our shareholders, customers, suppliers, dealers, employees, and other stakeholders. These conditions include plunging consumer confidence, a severe downturn in auto sales, a significant decrease in home values, and high unemployment. In response to these developments, the Company and the Compensation Committee took the following compensation actions, among others, in order to reduce Company costs and conserve cash:

•	Thirty-percent reduction in the salaries of Mr. Mulally and Mr. Ford for 2009 and 2010.

•	No annual merit increases to salary for salaried employees, including the Named Executives, for 2009.

•	No payout under the Incentive Bonus Plan for 2008 or 2009 performance.

•	Suspension of Company matching contributions for employees who contribute to our 401(k) savings plans for 2009.

•	Elimination of the cash portion of Board of Director annual fees in 2009.

These actions, combined with other actions taken to conserve cash and reduce costs in our business, contributed to $5.8 billion in improved cost performance (excluding special items) during 2009, reduced our cash-burn rate by $19.2 billion from 2008 to 2009, and contributed to our 2009 full year net income of $2.7 billion.

Given the adverse economic environment, the Committee’s goals were to provide executives with longer-term incentives to achieve our business priorities while reducing costs and conserving cash. As detailed below, the Committee decided to emphasize equity-based compensation for the Named Executives, the majority of which were performance-based equity grants. This approach:

•	Involved minimal initial cash outlay, thereby conserving cash.

•	Aligned executive interests with shareholders’ interests by allowing executives to benefit from successful performance but also suffer the consequences for poor longer-term performance.

•	Provided strong incentive to continue to manage our business without accessing TARP funds.

•	Provided a strong retention element to executives during a critical period in executing our ONE Ford Plan.

As discussed in more detail below, our 2009 performance against targets met many of our objectives for the year. This resulted in the Named Executives receiving more than 90% of their target equity incentive grants. Given the challenging economic environment, we believe this performance to be outstanding, and we are gratified that stakeholders have shown renewed confidence in our future.

How We Determine Compensation

The following discussion of our compensation philosophy, strategy, and guiding principles provides you with the framework within which compensation programs are developed at Ford. The discussion of the Company’s compensation objectives and business strategy provides you with background of those areas that were determined to be important in moving the Company forward in its goal of executing our ONE Ford Plan.

A.	Compensation Philosophy, Strategy, and Guiding Principles

Our Compensation Committee adopted the following Philosophy Statement with respect to all salaried employees:

“Compensation and benefits programs are an important part of the Company’s employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford is a global company with consistent compensation and benefits practices that are affordable to the business.

Pay for performance is fundamental to our compensation philosophy. We reward individuals for performance and contributions to business success. Our compensation and benefits package in total will be competitive with leading companies in each country.”

In addition, the Committee has approved the following Strategy Statement:

“Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop benefit programs that meet these objectives while minimizing its long-term liabilities.”

The following Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees. They work together — no one principle is more important than any other and management judgment is used to balance them in changing business conditions.

Principle	Overall Objective
Performance Orientation	Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss.

Competitive Positioning	Competitive compensation and benefit programs are critical to attracting, motivating and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market, including large auto, leading multinational and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will utilize short- and long-term retention programs to ensure the Company retains key employees that enable the Company to respond successfully to financial and operational challenges.

Affordability	Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions.

Desired Behaviors	Compensation and benefit programs should support the Company’s business performance objectives and promote desired behaviors.

Flexibility	Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate.

Consistency and Stability	It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven.

Delivery Efficiency	Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner. Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable.

Delivery Effectiveness	Clearly defined metrics should be developed for compensation, benefit and other related programs that are aligned with corporate business performance metrics. Metrics will be designed and utilized to measure and continually improve business results.

The Philosophy and Strategy statements and Guiding Principles are reviewed by the Committee on a regular basis. In 2006, the Committee amended the Strategy Statement to include retention of employees as an objective to emphasize the importance of this goal as we execute our turnaround plan. Attraction and retention of talented executives has proven to be even more challenging as conditions in the economy and our industry have worsened. There were no material changes to the Philosophy and Strategy statements and Guiding Principles in 2009.

B.	ONE Ford

As noted above, one of the primary objectives of our compensation program is to drive executive behavior to accomplish key strategic goals. Our President and Chief Executive Officer, Alan Mulally, further developed the Company’s strategic priorities under the strategy of ONE Ford. ONE Ford provides a single definition of not only what we need to accomplish but how we need to deliver those accomplishments to achieve success globally. ONE Ford aligns our efforts toward a common definition of success, which includes One Team executing One Plan to deliver One Goal.

One Team means people working together as a lean, global enterprise for automotive leadership.

One Plan means to:

1. Aggressively restructure our business to operate profitably at current demand and changing model mix.

2. Accelerate the development of new products our customers want and value.

3. Finance our plan and improve our balance sheet.

4. Work together effectively as one team.

One Goal means an exciting, viable Ford delivering profitable growth for all.

The Compensation Committee, in consultation with the Executive Chairman, the President and Chief Executive Officer, and the Group Vice President — Human Resources and Corporate Services, determined that emphasizing certain metrics in performance-based incentive plans would best promote our ONE Ford objectives. Given these priorities, the Committee decided to emphasize global and business unit profitability, total Automotive operating-related cash flow and cost performance metrics in our incentive plans for 2009. These metrics support the goals of aggressively restructuring our business to operate profitably, as well as financing our plan and improving our balance sheet. Additionally, the Committee emphasized quality and market share metrics in our incentive programs. These metrics support our goals of accelerating the development and introduction of new products our customers want and value. Furthermore, the performance metric to reduce global platforms for Mr. Ford’s and Mr. Mulally’s 2009 Incentive Grants (see “Equity-Based Compensation — A. 2009 Incentive Grants” on pp. 41-42) supports the objectives of accelerating the development of new products our customers want and value, as well as restructuring our business to operate profitably at current demand and changing model mix. All of these objectives require effective teamwork.

As discussed in greater detail below, performance in these critical areas drove the compensation decisions related to Performance Units for Named Executives for 2009. For more detail on these metrics and how they were used in our incentive programs, refer to “Equity-Based Compensation — A. 2009 Incentive Grants, B. Senior Executive Retention Program” and “C. Annual Performance Unit and Stock Option Grants” on pp. 40-46. This compensation structure is consistent with our compensation Philosophy, Strategy, and Guiding Principles of performance orientation, flexibility, competitive positioning, affordability, and reinforcing desired behaviors.

C.	Competitive Survey

In December 2009, the Committee reviewed a report on Ford’s compensation programs for executives. The Company utilized the Towers Perrin Executive Compensation Database as the data source for the Company’s analysis of executive compensation. The compensation data was collected during the second quarter of 2009 and, therefore, included bonuses paid in early 2009 for 2008 performance, as well as equity grants for 2009. The report discussed how our executive compensation program compared with those of peer companies on base salary, bonus, long-term incentives, and total direct compensation.

In September 2009, we reviewed the companies included in our executive compensation survey in order to ensure appropriate comparisons. Although we have performed peer group analysis in the past, this year’s review held additional significance due to: (i) the impact of the global economic downturn on many peer group companies; (ii) on-going public and governmental scrutiny of executive compensation; and (iii) additional regulatory requirements associated with proxy disclosures. Although stability of the peer group has been a high priority for several years and has provided useful year-over-year data comparison, the realities of today’s marketplace and prior inclusion of certain financial services firms required a re-evaluation of the peer group companies.

In consultation with the Committee’s independent consultant, the following criteria were used in the selection of the recommended peer group companies:

•	Member of the 2009 Fortune 100 (with preference to the largest companies meeting the other criteria because of Ford’s relative size at #7 on the Fortune 100 list).

•	Similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, job matches).

•	Particular line of business will comprise no more than 20% of the total peer group.

•	Must participate in the Towers Perrin survey process.

The above criteria ensure that the chosen executive compensation peer group will be representative of Ford’s market for talent. Based on these criteria, for the 2009 survey we removed AT&T, Altria Group, BP, Citigroup, Coca-Cola and Merck and added Lockheed Martin, General Dynamics, Valero, United Technologies, PepsiCo, Pfizer and Honeywell.

The compensation of executives of General Motors and Chrysler has been regulated due to those companies’ participation in TARP. We continue to believe, however, it is appropriate to include them in our comparator survey group because they are our closest domestic competitors. Our non-U.S. based competitors, such as Nissan, Toyota, and Honda, do not participate in the Towers Perrin survey process. In addition to General Motors and Chrysler, our peer group also included 21 leading companies in other industries:

3M	Conoco Phillips	General Electric	Lockheed Martin
Alcoa	Dow Chemical	Hewlett-Packard	PepsiCo
Boeing	DuPont	Honeywell	Pfizer
Caterpillar	ExxonMobil	IBM	Procter & Gamble
Chevron Texaco	General Dynamics	Johnson & Johnson	United Technologies Valero

While the Committee uses the survey as a reference point, it is not, and was not in 2009, the sole determining factor in executive compensation decisions. The survey group data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves targeted performance levels. We generally seek to provide total compensation opportunities, which include salary, annual bonus and long-term incentives, at or around the survey group’s median total compensation. We do not establish rigid targets for total compensation, or any individual element of compensation, relative to the survey group. Rather, consistent with our compensation Guiding Principles discussed above, we incorporate flexibility into our compensation programs and in the executive assessment process to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance and circumstances. This flexibility was evident in 2009 when we canceled the Incentive Bonus Plan for 2009, as well as annual merit increases to salary, and instead emphasized performance-based equity compensation.

Although we discuss how the total direct compensation of our Named Executives compares to that of the survey group, Mr. Ford did not have an exact comparable position within the survey group and, consequently, his compensation was excluded from our analysis. The 2009 survey results indicated that the total direct compensation for our other Named Executives as a group was at the median, except for Mr. Mulally whose compensation was above the median. In general, 2009 cash compensation for the Named Executives was significantly below the median of the survey group, and equity-based compensation was slightly above the median on average, except for

Mr. Mulally, whose equity-based compensation was significantly above the median (see “Equity-Based Compensation” on pp. 40-41 for an analysis of how equity compensation affected the compensation of the Named Executives). The Committee’s emphasis on performance-based equity compensation reinforces the Committee’s pay for performance compensation philosophy (see “How We Determine Compensation — A. Compensation Philosophy, Strategy, and Guiding Principles” on pp. 33-34).

An analysis of how each element of compensation listed below compared to the survey data for 2009, as well as how the factors described above, including the competitive survey data review, affected Named Executive compensation decisions during 2009, is included in the discussion of each element.

D. Internal Pay Equity and Equity-Value Accumulation Analyses

Each year, the Committee reviews all components of compensation, both recent historical and prospective, of our executive officers, including the Named Executives. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative data on perquisites, and is prepared by the Company’s Human Resources department. The Committee also takes into account relative pay considerations within the officer group and data covering individual performance. The Committee considered internal pay equity in deciding that those executives who participated in the Senior Executive Retention Program would not also participate in the 2009 Incentive Grants (see “Equity-Based Compensation — A. 2009 Incentive Grants” and “B. Senior Executive Retention Program” on pp. 41-42).

The Committee also considers analyses of the potential value of outstanding equity grants. For instance, the Committee reviewed the value of equity-based awards at certain price levels of Ford stock. The analysis included the following:

•	“in-the-money” stock options;

•	unvested Restricted Stock Units;

•	2009 Performance Unit and final tranche of Senior Executive Retention Grant assumed a 50% payout; and

•	2009 Incentive Grants for Messrs. Mulally and Ford assumed a 100% payout.

In light of our stock price and our desire to conserve cash, the Committee believes our equity-based compensation programs are appropriate to attract, motivate and retain executives.

E. Management Recommendations

The Committee considers recommendations from William Clay Ford, Jr., Mr. Mulally, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of other executive officers. The Committee’s consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 23-24). As noted in “How We Determine Compensation — B. ONE Ford” above, Mr. Mulally established the ONE Ford corporate priorities and, subsequently, our incentive plan metrics were developed in consultation with our Human Resources and Finance departments to support these priorities. In addition, these metrics and related targets were developed from our 2009 business plan. Final decisions on any major element of compensation, however, as well as total compensation for each executive officer, are made by the Compensation Committee.

Named Executive Officers

The Named Executives are:

•	Alan Mulally — President and Chief Executive Officer

•	L. W. K. Booth — Executive Vice President and Chief Financial Officer

•	William Clay Ford, Jr.* — Executive Chairman

•	Mark Fields — Executive Vice President and President — The Americas

•	John Fleming — Executive Vice President — Global Manufacturing & Labor Affairs and Chairman Ford of Europe

*As previously described, since 2005 Mr. Ford has foregone all compensation (including salary, bonus or other awards) until such time as the Compensation Committee determines that the Company’s global Automotive sector has achieved full-year profitability, excluding special items. It was further agreed that the compensation Mr. Ford would have received beginning in 2008 and future years, but for the agreement to continue to forego new compensation, will be earned and paid when the Committee determines that the Company’s global Automotive sector has achieved full-year profitability, excluding special items. In order to determine the compensation Mr. Ford could earn if the Company returns to full-year global Automotive profitability, excluding special items, the Committee approved a compensation plan for him for the years 2008 and 2009, including salary, bonus, and equity awards. As discussed under “Equity-Based Compensation” on pp. 40-47, Mr. Ford was granted Performance Units that will be earned and paid based on Company performance against metrics, as well as when the Company achieves full-year global Automotive profitability, excluding special items. In 2009, Mr. Ford was also granted stock options that will vest upon the later of the normal three-year vesting schedule and the Company achieving full-year global Automotive profitability, excluding special items. According to FASB ASC Topic 718, these Performance Units and stock options have grant date values (see columns (e) and (f) of Summary Compensation Table on p. 53). Consequently, Mr. Ford is included as a Named Executive pursuant to the SEC proxy rules even though he did not, and will not, receive salary, bonus, or equity awards until such time as the Committee determines the Company’s global Automotive sector has achieved full-year profitability, excluding special items.

Elements of Compensation

The table below lists the elements of our total compensation program and why we provide these elements:

Elements of Compensation	Why We Provide
• Salaries	• attract, retain and motivate executives to achieve key business priorities and objectives

• provide income certainty

• Incentive Bonuses	• attract, retain and motivate executives to achieve key business priorities and objectives

• hold executives accountable for performance against near-term business objectives

• Annual Performance Unit and Stock	• attract, retain and motivate executives to achieve key business priorities
Option Grants	and objectives
• encourage executive stock ownership

• hold executives accountable for performance against targets

• focus executive behavior on Ford’s long-term success

• align executive interests with shareholder interests

• Perquisites and Other Benefits	• attract, retain and motivate executives

• enhance executive productivity

• support development of our products (evaluation vehicles)

• Retirement Plans	• provide income security for retirement

• retain executives

Each compensation element is supported by the Philosophy, Strategy and Guiding Principles discussed in the “How We Determine Compensation” on pp. 33-34.

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The charts below show the various balances we achieved (with and without the 2009 Incentive Grants) compared to the balances achieved by the survey group:

Ford	Comparator Group Median

As the charts indicate, cash compensation makes up a higher percentage of our executives’ compensation than that of the comparator group’s median when excluding the 2009 Incentive Grants (see “Equity-Based Compensation — A. 2009 Incentive Grants” on pp. 41-42). Furthermore, without the 2009 Incentive Grants, equity-based compensation makes up a lower percentage of our executives’ compensation than that of the comparator group. When including the 2009 Incentive Grants, the balance among the forms of compensation is approximately equal to the comparator group.

The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year. As noted in the “Executive Summary” on p. 32, in order to conserve cash, the Committee emphasized performance-based equity compensation in 2009 to keep us on track on our restructuring plan. Given the persistent adverse economic conditions that occurred during 2009, we accelerated our turnaround plans. As a result of these efforts, we were able to announce that we plan to be profitable in 2010 on a pre-tax basis (excluding special items) for North America, our total Automotive sector and for the total Company, with positive Automotive operating-related cash flow, based on our 2010 planning assumptions. These projections are based on the assumptions set forth in the “Outlook” section of Management’s Discussion and Analysis of Financial Condition and Results of Operations, and subject to the risks set forth in the Risk Factors discussion, in our Annual Report on Form 10-K for the year ended December 31, 2009.

Annual Compensation

Annual compensation for our executives includes salary and incentive bonus, if earned, paid in cash.

A.	Salaries

When considering increases to base salaries, the Compensation Committee takes into account the following factors:

•	the individual’s job duties, performance and achievements;

•	similar positions of responsibility within the Company (internal pay equity);

•	job tenure, time since last salary increase, retention concerns and critical skills; and

•	level of pay compared to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. As part of our objective to control costs, there were no increases to salaries (annual merit or otherwise) for any of the Named Executives in 2009.

Throughout 2009, the salaries for the Named Executives were above the median of the survey group. We believe that paying base salaries at the high end of the competitive survey is appropriate to retain executives throughout the business cycle because cash compensation and/or total compensation may be much lower than competitive levels while we restructure (see “How We Determine Compensation — C. Competitive Survey” on pp. 35-37). The relative salary level is also explained by the fact that Ford is generally larger and more complex than many of the companies in the survey group, with world-wide operations, a capital intensive business involving complex products with long product development timelines.

B. Incentive Bonuses

In the first quarter of 2009, in response to adverse economic conditions and in order to conserve cash and reduce expense, management recommended and the Committee decided that the 2009 Incentive Bonus Plan would be cancelled and therefore no payout would be made in March 2010 under the Incentive Bonus Plan for the 2009 performance period. Although performance against the metrics would have resulted in a significant payout, the Committee determined that the business need to conserve cash and reduce expense outweighed other considerations. This resulted in the total cash compensation of the Named Executives being significantly below the median of the comparator group. Based on performance to metrics for the 2009 performance year, we saved approximately $300 million by cancelling the company-wide 2009 Incentive Bonus Plan.

The metrics, weightings, and performance targets for the 2009 Incentive Bonus Plan, if it had not been cancelled, would have been identical to those used for the 2009 Performance Unit program (see “Equity-Based Compensation — C. Annual Performance Unit and Stock Option Grants” on pp. 42-46). Since the decision to cancel the Incentive Bonus Plan for the 2009 performance period was made in the first quarter of 2009, no threshold, target, and maximum payouts were applicable for the Named Executives (see the Grants of Plan-Based Awards in 2009 Table and footnote 1 on p. 57).

Equity-Based Compensation

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests, because today’s business decisions affect Ford over a number of years. For 2009, our equity-based compensation consisted of new grants of Performance Units, stock options, and incentive grants to certain Named Executives, as explained in more detail below.

As discussed above, the competitive survey indicates that equity-based compensation for the Named Executives is approximately at the median of the comparator group on average when including the 2009 Incentive Grants (see

“Equity-Based Compensation — A. 2009 Incentive Grants” below). For Mr. Mulally, the survey showed that his total equity-based compensation was significantly above the median of the survey group. This positioning reinforces our desire to, in general, pay at or near the median of equity compensation compared to the survey group as well as demonstrates flexibility in our compensation practices to reward superior performance and to respond to changing business and economic conditions.

As noted under “Equity-Based Compensation — D. Timing of Awards” on p. 47, the Committee determined 2009 equity awards at a meeting on February 25, 2009. At that time, the economy and the automotive industry were in the midst of a severe economic crisis. Speculation was increasing that our two main domestic competitors were preparing for bankruptcy, and it was unclear how that would affect Ford. As noted in the “Executive Summary” on p. 32, the Company needed to conserve cash and yet provide executives with a strong retention incentive to accelerate our ONE Ford Plan. The Committee decided to emphasize equity-based compensation in order accomplish these goals.

In granting stock awards, the Committee determines a dollar value of equity awards for each recipient. For officers, this dollar value is translated into a number of stock options, Performance Units, and time-based Restricted Stock Units based on the fair market value of Ford common stock on the date of grant. Non-officer recipients are granted stock options and/or time-based Restricted Stock Units depending on their leadership level. Because of the significant decrease in Ford’s stock price in late 2008 and early 2009, it became evident that there would not be enough shares available under the 2008 Plan to provide recipients with the full value of the planned equity awards. Under our 2008 Plan, the number of shares of common stock available for stock awards in any year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year (the “2% Limit”). The 2% Limit may be increased up to 3% in any year, with a corresponding reduction in the number of shares available in later years. The Committee elected to increase the shares available for equity awards during 2009 to 3% of the number of issued shares as of December 31, 2008 in order to accommodate the planned awards, for the reasons noted above.

Even after increasing the 2% Limit to 3%, however, there were still not enough shares available under the 2008 Plan to provide recipients with the full value of the annual equity compensation awards and the 2009 Incentive Grants. Consequently, the annual Performance Unit and stock option grants were reduced by 24% and the planned 2009 Incentive Grants were reduced by varying amounts. The equity-based awards for Messrs. Mulally and Ford were not similarly reduced. The Committee made this decision for several reasons, including:

•	All of the annual Performance Unit grants and the 2009 Incentive Grants for Messrs. Ford and Mulally are performance-based meaning that a significant amount of their 2009 equity-based compensation is at risk. Consequently, the Committee believed it appropriate that they have more upside reward if performance metrics are met or exceeded. In contrast, the 2009 Incentive Grants for other officers consisted of time-based Restricted Stock Units.

•	Messrs. Ford and Mulally each took a 30% reduction is salary.

•	In Mr. Ford’s case, he has not received any salary, bonus, or other awards since May 2005 (see “Named Executive Officers” on pp. 37-38).

A. 2009 Incentive Grants

As noted in the “Executive Summary” on p. 32, we took several compensation actions to reduce costs and conserve cash during 2009 in response to economic and industry conditions, including emphasizing equity compensation. In addition to the annual grants of Performance Units and stock options discussed below, the Committee granted incentive equity awards in March 2009 to certain executives, including Messrs. Mulally, Ford and Fleming (see Grants of Plan-Based Awards in 2009 Table on p. 57). In structuring the grants, the Committee gave due consideration to the reduction of cash compensation with the cancellation of merit increases to salary and the Incentive Bonus Plan for 2009. Messrs. Booth and Fields did not participate in the 2009 Incentive Grants because of their participation in the Senior Executive Retention Program (see “Equity-Based Compensation — B. Senior Executive Retention Program” below).

Mr. Fleming received a time-based Restricted Stock Unit grant that has a two year restriction period. Messrs. Mulally and Ford received grants of Performance Units that have a two year performance period. The performance metric is an acceleration of the ONE Ford Plan to restructure our business as measured by a reduction in global Ford brand platforms in 2009 and 2010 from 25 platforms to 23 platforms. At the conclusion of the two-year performance period, the Committee will assess performance against this metric and will grant Final Awards, if any, in unrestricted common stock. As noted, Mr. Ford will receive the Final Award, if earned, only at such time as the Committee determines that the Company has achieved full-year global Automotive profitability, excluding special items.

B. Senior Executive Retention Program

In response to Mr. Mulally’s strategic priority of working together effectively as one team working toward one goal, the Committee decided to settle an equity incentive program initiated for certain executives in March 2006 and replace it with a new program emphasizing teamwork and the accomplishment of strategic goals. The consideration for settling the program was a cash payment made to participants based on actual and expected achievement of certain goals during the 2006-2008 performance period. Messrs. Booth and Fields received such payouts for 2006 performance.

To continue to provide a significant retention element and incentive to work together effectively as one team to accomplish key initiatives, the Committee decided to grant to certain senior executives, including Messrs. Booth and Fields, additional stock options as well as Performance Units in March 2007. The award opportunity for each participant was valued at eight times base salary and reinforces the importance of accomplishing our key strategic goals. In addition, the Committee believes an opportunity of this size serves as a strong retention incentive for key executives that have been identified as critical in the drive to accomplish our ONE Ford objectives.

We reduced the award opportunity for Messrs. Booth and Fields by the amount of their cash payout for the settled program referred to above. In 2007, the value of the net amount of the award opportunity for these executives was awarded 50% in stock options and 50% in Performance Units, consistent with the mix of the annual equity grant. See footnote 2 of the Grants of Plan-Based Awards in 2009 Table on pp. 57-58 for a description of the terms and conditions of the Performance Unit portion of this award opportunity.

For the performance against the 2009 target goals, refer to the “2009 Performance Unit Performance Results” Table on p. 46. The extent to which Restricted Stock Units were earned and paid out for each business unit is indicated in the far right hand column of the above referenced table.

C. Annual Performance Unit and Stock Option Grants

As was done in 2008, in 2009, the Committee continued the annual equity-based incentive program for the Named Executives by granting two types of equity-based compensation: stock options and Performance Units (see Grants of Plan-Based Awards in 2009 Table and related footnotes on pp. 57-58). The Committee awarded 50% of the value of each executive’s annual equity award in stock options and 50% in Performance Units.

In general, the total value of these grants in 2009 was determined based on the following considerations:

•	job responsibilities and expected role in our long-term performance;

•	retention needs;

•	historical share allocations;

•	the value of equity-based grants granted to the executive in the prior year; and

•	the total number of equity-based grants awarded to our employees.

The stock options vest over three years, have a ten-year term, and function as our longest-term incentive. The Committee believes this focuses executive behavior and decision making on our long-term interests and aligns the interests of our executives with those of our shareholders. The Performance Units are awarded based on a one-year performance period, but are paid out in service-based Restricted Stock Units, which vest over a two-year period, providing an additional retention incentive. In granting the Performance Units, the Committee chose a one-year performance period in order to focus executive behavior on achieving key short-term business objectives. The two-year restriction period, however, adds an intermediate element that serves to retain executives and focus their behavior beyond the initial one-year performance period. In addition, because executive decisions regarding such matters as product development, marketing, sales, and the like, can affect our performance over several years, the Committee believes it is important to structure equity-based awards so that executives will focus on the long-term consequences of their decisions. This also further aligns executive interests with your interests as shareholders.

The target awards for 2009 Performance Unit grants for the Named Executives are shown in column (h) of the Grants of Plan-Based Awards Table in 2009 on p. 57. These amounts represent the maximum award opportunity. Payouts could range from 0% to 100% of the target award depending on performance. The Committee has discretion to decrease, but not increase, an award for Named Executives.

In 2009, for Named Executives whose primary responsibilities involved a particular business unit, the Committee set a formula that was based on metrics that took into account Company and relevant business unit performance as follows:

•	total company pre-tax profits;

•	total Automotive operating-related cash flow;*

•	relevant business unit pre-tax profits;

•	relevant business unit cost performance;

•	relevant business unit market share; and

•	relevant business unit quality.

The Committee determined that this structure best took into account Company as well as individual performance for those Named Executives responsible for specific business units.

Those Named Executives whose duties are of a global nature were placed in the “Corporate” business unit. For these executives, the performance metrics used for 2009 were the following:

•	total company pre-tax profits;

•	total Automotive operating-related cash flow;*

•	total cost performance;

•	a weighted average of all business unit market share performance; and

•	a weighted average of all business unit quality performance.

The Committee chose these metrics because they supported our key 2009 objectives identified as top priorities for the year (see “How We Determine Compensation — B. ONE Ford” on p. 35). The formula has a sliding scale, based on various levels of achievement for each metric. If certain performance levels are not met for all metrics, the payout would be zero.

*We define total Automotive operating-related cash flow as automotive pre-tax profits (excluding special items as detailed in Ford’s Annual Report on Form 10-K for the year ended December 31, 2009) adjusted for the following:

•	less: capital spending (additional cash outflow);

•	add back: depreciation and amortization (non-cash expense);

•	add/deduct: changes in receivables, inventory, and trade payables; and

•	other — primarily expense and timing differences.

The following are excluded in the calculation of total Automotive operating-related cash flow:

•	pension plan contributions;

•	employee separation payments; and

•	tax payments from affiliates.

The Named Executives who participated in the 2009 Performance Unit program and their respective business unit are as follows:

Named Executive	Business Unit

Alan Mulally	Corporate
L. W. K. Booth	Corporate
William Clay Ford, Jr.	Corporate
Mark Fields	The Americas
John Fleming	Ford of Europe (50%) — Volvo (50%)

For the business units in which Named Executives participated, the following table shows the performance metric, weighting, and the target for each metric.

2009 Performance Unit Metrics, Weightings, and Targets

Performance Metric	% Weighting	2009 Target
Global PBT* ($ Millions)		$(6,300)
Corporate	55%
The Americas	40%
Ford of Europe	40%
Volvo	40%

Business Unit PBT*
Corporate	N/A	N/A
The Americas ($ Millions)	15%	$(3,146)
Ford of Europe ($ Millions)	15%	$133
Volvo ($ Millions)	15%	$(537)

Total Automotive Operating-Related Cash Flow* ($ Billions)	20%	$(4.621)

Cost Performance*	8.33%
Corporate ($ Millions)		$2,180
The Americas ($ Millions)		$636
Ford of Europe ($ Millions)		$703
Volvo ($ Millions)		$641

Market Share	8.33%
Corporate		****
The Americas**		**
Ford of Europe		8.8%
Volvo		0.559%

Quality ***	8.33%
Corporate
Things-Gone-Wrong % YOY Improvement (50)%		****
Warranty Spending % YOY Improvement (50)%		****
The Americas
Things-Gone-Wrong % YOY Improvement (50)%		11.0%
Warranty Spending % YOY Improvement (50)%		2.3%
Ford of Europe
Things-Gone-Wrong % YOY Improvement (50)%		3.9%
Warranty Spending % YOY Improvement (50)%		3.2%
Volvo
Things-Gone-Wrong % YOY Improvement (50)%		18.0%
Warranty Spending % YOY Improvement (50)%		(6.3)%

*	Excludes special items as detailed in Ford’s Annual Report on Form 10-K for the year ended December 31, 2009.

**	The Market Share metric for the Americas was comprised of the following targets: US (Retail as a percentage of Retail) 12.1%; Canada (Retail & Fleet) 13.3%; Mexico (Retail & Fleet) 11.3%; and South America (Retail & Fleet) 10.6%. The Committee focused the US Market Share metric on the retail percent of the overall retail market because: (i) it was considered the best measurement of the acceptance of our products by US consumers; and (ii) our decision to de-emphasize fleet sales in the US. The weightings for each region within the Americas business unit were based on the planned net revenues of the relevant region. The weightings were as follows: US — 65.32%; Canada — 8.28%; Mexico — 5.74%; and South America — 20.66%.

***	The Quality metrics for the relevant business units were developed from our Warranty Spending data and industry survey data that measured Things-Gone-Wrong. To better understand the Quality metrics, we show the targets as the year-over-year improvement to be achieved. The actual targets for the Things-Gone-Wrong metrics were the number of Things-Gone-Wrong for each relevant business unit and, in some cases, sub-business units. The Warranty Spending targets had a similar design. Because showing the actual metrics would be unwieldy and not enhance your understanding of the target to be achieved, we have translated the Things-Gone-Wrong and Warranty Spending targets into year-over-year improvement targets for each relevant business unit.

****	The Corporate business unit did not have a formal target for the Market Share and Quality metrics. Instead, performance for the Corporate Market Share and Quality metrics was a weighted average of the other business units’ market share and quality performance. The weightings for Corporate Market Share and Quality metrics were as follows: The Americas — 47.8%; Ford of Europe — 33.4%; Volvo — 13.9%; and Asia Pacific and Africa — 4.9%. These weightings were based on the planned net revenues of the relevant business units for 2009.

The table below shows the performance results for each metric for each business unit and the total performance results against the metrics for 2009. The Committee reviewed Ford’s performance for 2009 against the goals. Based on this performance, the Committee determined the percentage of each of the six performance goals achieved and the percent of the target award earned for each business unit in which a Named Executive participated (see column (h) of Grants of Plan-Based Awards in 2009 Table and footnote 2 on pp. 57-58).

2009 Performance Unit Performance Results
(% of Target Achieved)

							Performance Results
Business	Global	Business	Total Auto.	Cost	Market		(Total % of
Unit	PBT	Unit PBT	Op.-Rel. Cash Flow	Performance	Share	Quality*	Target Achieved)
Corporate	100%	N/A	100%	100%	72%	70%	95%
The Americas	100%	100%	100%	100%	79%	86%	97%
Europe	100%	100%	100%	100%	100%	50%	96%
Volvo	100%	100%	100%	100%	0%	76%	90%

*The Performance Results column for the Quality metric shows the combined percent achieved for the Things-Gone-Wrong target and Warranty Spending target, weighted equally as shown in the 2009 Performance Unit Metrics, Weightings, and Targets Table on p. 45. Although the performance results were less than 100%, our quality improved year-over-year and, in general, indicates industry-leading quality levels.

In its discretion, the Committee determined not to reduce payouts in recognition of the following: (i) the Named Executives made substantial progress in accelerating our ONE Ford Plan; (ii) Final Awards of Restricted Stock Units do not have an adverse impact on our cash flow in the current period; (iii) the two-year restriction period of the Restricted Stock Units serves as a retention tool; (iv) the two-year restriction period focuses executive behavior on our longer-term interests; and (v) Final Awards of Restricted Stock Units align executive interests with yours.

D. Timing of Awards

Annual grants of equity awards are typically determined at a February Compensation Committee meeting. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the annual equity-based grants of options and Performance Units. Due to administrative complexity relating to valuation and notification, the Committee approved the annual 2010 equity-based Final Awards and grants on February 25, 2010, and the Board approved an effective date of March 3, 2010. A similar practice was also followed for the 2009 annual equity-based Final Awards and grants. The release of earnings information for the prior fiscal year is sufficiently in advance of the annual grant date for the public to be aware of the information.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers did not play a role in the selection of the grant dates. Special grants, whether approved by the Compensation Committee for officers or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Corporate Governance — Compensation Committee Operations at pp. 23-24 for more information on the Long-Term Incentive Compensation Award Committee. For exercise prices of the 2009 option grants, see column (l) of the Grants of Plan-Based Awards in 2009 Table on p. 57. Under the 2008 Long-Term Incentive Plan, the terms of which were approved by you at the 2008 Annual Meeting, the exercise price of options will be the closing price on the date of grant.

Stock Ownership Goals

In 1994, the Compensation Committee created stock ownership goals for executives at or above the Vice President level to further align the interests of the executives with those of shareholders. The following table shows the officer level and respective ownership goal.

Ownership Goal
Officer Level	(% of salary)

Vice Presidents	100%
Group Vice Presidents	200%
Executive Vice Presidents	300%
Executive Chairman and President & CEO	500%

Executives have five years from taking their position to achieve their goal.

We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, final awards of stock equivalents or Restricted Stock Units, and units that are based on common stock — count toward the goal. As of March 3, 2010, all of the Named Executives comply with the stock ownership goals.

Compensation Programs for 2010

The following changes to our compensation and benefits program were effective January 1, 2010:

•	Annual merit increases to salary, which will occur in April.

•	Company matching of employee contributions to 401(k) plans at a rate of 3% of base salary ($0.60 for each dollar contributed, up to 5% of base salary).

•	Suspension of 2010 enrollment in our Deferred Compensation Plan due to low participation and high administrative complexity.

We believe that the programs mentioned above are reasonable and appropriate given the progress of our ONE Ford Plan. We also announced on March 24, 2010, that the Incentive Bonus Plan will be effective for the 2010 performance period. As noted in the “Executive Summary” on p. 32, in recent years our employees experienced significant reductions in compensation and benefits. In light of those reductions and our progress during 2009, we believe the business can now better afford these programs, which will assist in incentivizing and retaining our employees.

In “Equity Compensation” on pp. 40-41, we explained that due to the 2008 Plan’s limit on shares available for grant and Ford’s stock price on the date of grant, we were not able to provide recipients with the full-value of the equity compensation awards for the 2009 annual equity grants and the 2009 Incentive Grants. In light of our 2009 performance and the rise in our stock price, the shares available under the 2008 Plan are now sufficient to allow us to award supplementary equity compensation grants in March 2010. For current employees, recipients received equity grants that approximated the value by which the recipients’ 2009 annual equity grants and/or 2009 Incentive Grants were reduced. Messrs. Mulally and Ford did not receive any supplementary grants. In addition to the value of their 2010 annual equity awards, Messrs. Booth, Fields, and Fleming received stock options and Performance Units equal in value to the reduction in value of their 2009 annual stock award grants. Likewise, Mr. Fleming received additional time-based Restricted Stock Units in March 2010 equal in value to the reduction in value of his 2009 Incentive Grant.

In order to further implement our ONE Ford Plan objective of working together effectively as one team, the Committee decided that all officers will be assigned to the Corporate business unit for purposes of the performance metrics under the 2010 annual Performance Unit grants. However, for the 2010 Incentive Bonus Plan, those executives whose duties are primarily related to a specific business unit will be assigned to such business unit. Additionally, the Committee decided to decrease the global PBT metric weighting from 55% to 45% and increase the global Automotive operating-related cash flow metric from 20% to 30% for the 2010 annual Performance Unit program for the Corporate business unit. For other business units, the global PBT metric will be decreased from 40% to 30% and the global Automotive operating-related cash flow metric will be increased from 20% to 30% for the 2010 Incentive Bonus Plan. This change reflects the continued importance and emphasis on managing our cash.

On March 26, 2010, the Committee adopted a policy of recoupment of compensation applicable to our officers under certain circumstances (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pp. 21-22). The Committee decided that such a policy should be adopted to ensure executives act in the best interests of the Company.

Retirement Plans

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining top leadership talent. In addition, they provide income security to long serving executives, and provide flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate in light of competitive practices and our executives’ total compensation program. For additional information, see the Pension Benefits in 2009 Table on p. 63 and the Nonqualified Deferred Compensation in 2009 Table on p. 65.

A. Pre-2004 Plans

Our General Retirement Plan (“GRP”) provides a tax-qualified benefit for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and added benefits for those who make contributions. We also have two other non-qualified retirement plans for certain employees: the Supplemental Executive Retirement Plan (“SERP”) that provides a supplemental monthly benefit calculated on a percentage of Final Average Pay (0.2%-0.9% depending on executive position) and service, and the Benefit Equalization Plan (“GRP-BEP”). Under the GRP-BEP, eligible employees receive benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations. Messrs. Booth, Ford, Fields, and Fleming are eligible for benefits under the GRP, SERP, and GRP-BEP.

Certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan (“SRP”)) and prior to age 65 may be eligible for monthly benefits under our Executive Separation Allowance Plan (“ESAP”) that provides a percentage of salary, based on age and service, at time of separation until age 65. The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. In 2006 the Committee requested that its consultant, Semler Brossy Consulting Group, LLC, and the Company jointly conduct a review of the SRP as a severance vehicle. The review compared present values of the SRP benefit with traditional severance packages, examined potential changes, and considered benefits to the Company and to executives. The Committee reviewed the report and concluded that the SRP should remain in its current form to facilitate the reduction in work force then being undertaken by the Company and to provide flexibility to accommodate any future reductions.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment.

B. Post-January 1, 2004 Plan

Consistent with our Strategy Statement (see “Executive Summary — A. Compensation Philosophy, Strategy, and Guiding Principles” on pp. 33-34) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified retirement plan, the Ford Retirement Plan (“FRP”), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. Employees who participate in this plan, including Mr. Mulally, are not eligible to participate in the GRP (with respect to future service) GRP-BEP, SERP, or ESAP.

Perquisites and Other Benefits

We provided certain perquisites and other benefits to senior management in 2009, the most significant of which are summarized below. The Committee periodically reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits, as applicable, are included in column (i) of the Summary Compensation Table on p. 53.

Personal Travel:  As part of our efforts to reduce costs and conserve cash, we decided to close our Air Transportation operation in 2008. Company policy does not allow Messrs. Mulally or Ford to fly commercially due to security concerns. Consequently, the Company pays the charter costs of their use of private aircraft for business and personal travel. The families of Messrs. Mulally and Ford are allowed to accompany them on trips when they travel on private aircraft. In addition, the Company will pay the cost of coach-class commercial aircraft flights for Mr. Mulally’s family when their travel is at his request.

Requiring Messrs. Mulally and Ford to use private aircraft for all travel provides several benefits to Ford. First, the policy is intended to ensure the personal safety of our President and CEO and our Executive Chairman, both of whom maintain significant public roles for Ford. Second, use of private aircraft ensures their availability and maximizes the time available for Ford business.

For retention purposes, the Company continues to pay the costs, including first class commercial airfare, for personal travel for Mr. Fields to and from his home in Florida.

Evaluation Vehicle Program:  We maintain a program that provides our officers with the use of two Company vehicles free of charge. This program requires officers to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services:  For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of this service up to $7,500. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

Tax Reimbursement:  During 2009, the Committee reviewed the Company’s policy regarding tax gross-ups for executive perquisites. There are only two perquisites for which tax gross-ups are available: (i) personal travel and (ii) temporary living/relocation expenses. The total amount spent on tax gross-ups for 2008 for Named Executives was approximately $460,000, and this amount decreased to $135,883 for 2009 due to less relocation expense. The Committee decided not to change our tax gross-up policy for 2009. The rationale for maintaining the policy was that the majority of the relatively low total amount spent on gross-ups is related to the use of private aircraft for personal travel, which the Company requires for Messrs. Mulally and Ford. We believe that the relatively small cost of providing this benefit is far outweighed by the value of the benefit in helping to attract and retain executive talent in a difficult business environment.

Alan Mulally

Effective September 1, 2006, we entered into an agreement with Mr. Mulally relating to his hiring as President and Chief Executive Officer. That agreement contained a “change in control” provision that provides that if we terminate Mr. Mulally’s employment for reasons other than for cause during the first five years of his employment or if there is a change in control of the Company during the first five years of his employment and he terminates his employment for good reason, he will receive certain payments and benefits (see Potential Payments Upon Termination or Change in Control — Alan Mulally on pp. 66-69). If Mr. Mulally leaves us pursuant to these arrangements, he may not work for a competitor for five years after the date of his termination. Mr. Mulally will not be entitled to any severance payment if he is terminated for cause.

The Committee believes these termination provisions are reasonable. The sunset provision of five years is an appropriate length of time to compensate Mr. Mulally to leave his prior position at Boeing and assume a leadership role with a company in the midst of a turnaround. The non-compete clause also protects the Company from competitive harm should Mr. Mulally separate from Ford under these conditions. In addition, under a change in control scenario, Mr. Mulally’s employment either must be terminated or he must terminate his employment for “good reason” in order to receive the termination benefits.

Mr. Mulally also was granted the option to live in temporary housing near the Company’s headquarters for the first two years of employment at Company expense. In September 2008, the Committee decided to continue this arrangement indefinitely. The Committee believes the arrangement is beneficial to Mr. Mulally and the Company by allowing him to continue to focus on our ONE Ford Plan. The cost of this benefit is included in column (i) of the Summary Compensation Table on p. 53. He is eligible for relocation assistance pursuant to our relocation program if he chooses to relocate his household.

William Clay Ford, Jr.

In “Named Executive Officers” on pp. 37-38, we explained the compensation arrangement with Mr. Ford that led to his being a Named Executive this year. Please refer to footnote 1 to the Summary Compensation Table on p. 53 for an explanation of the treatment of each element of Mr. Ford’s compensation. The Committee believes this arrangement is fair and reasonable in light of Mr. Ford’s leadership of the Company, initially as CEO during the early phases of our turnaround plan. He has continued to provide valuable service in his role as Executive Chairman and Chairman of the Board in partnering with the President and CEO in setting Ford’s strategy, and to provide leadership on Company-wide issues of sustainability and stakeholder relationships. The 2008 change to Mr. Ford’s compensation arrangement accomplishes the following: (i) provides Mr. Ford reasonable compensation for his efforts, if the Company returns to full-year global Automotive profitability, excluding special items; (ii) preserves Mr. Ford’s pledge not to receive new compensation until the Company achieves full-year global Automotive profitability, excluding special items; and (iii) strongly links Mr. Ford’s compensation with shareholder interests.

Tax and Other Considerations

A. Internal Revenue Code § 162(m)

Code Section 162(m) generally disallows Federal tax deductions for compensation in excess of $1 million paid to the Chief Executive Officer and the next three highest paid officers (other than the Chief Financial Officer) whose compensation is required to be reported in the Summary Compensation Table of the proxy statement (“Covered Executives”). Certain performance-based compensation is not subject to this deduction limitation. In our case, this exemption applies to certain awards under the Incentive Bonus Plan, the 1998 Plan, and the 2008 Plan. Specifically, 2009 awards of stock options and Final Awards related to Performance Units were not subject to the deduction limit. However, the amount of the Final Award for Mr. Mulally that exceeded the shareholder approved limit of 2.5 million Restricted Stock Units and therefore are subject to the deduction limit.

In contrast to the 2009 stock option awards and the Final Awards granted under Article 4 of the 2008 Plan, service-based Restricted Stock Units awarded to Covered Executives in prior years are subject to the deduction limit. Additionally, we cannot deduct that portion of any Covered Executive’s salary that is in excess of $1 million (see Summary Compensation Table on p. 53), or the cost of any perquisites provided to a Covered Executive whose salary exceeds $1 million.

Generally, we strive to maximize the tax deductibility of our compensation arrangements. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate objectives. Furthermore, as noted in “Equity-Based Compensation” on pp. 40-41, the Committee responded to the adverse economic environment by emphasizing performance-based equity compensation in order to help achieve the 2009 objectives of our ONE Ford Plan. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

B. Internal Revenue Code § 409A

Code Section 409A governs the timing for income inclusion of amounts deferred under nonqualified deferred compensation plans. If certain requirements are not met, employees are subject to additional income taxes. Our supplemental retirement plans, severance arrangements, and other nonqualified deferred compensation plans presently meet these requirements. As a result, employees generally will be taxed when deferred compensation is received. We will be entitled to a tax deduction at that time.

C. Internal Revenue Code § 280G

Code Section 280G disallows a company’s tax deduction for “excess parachute payments.” Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. Presently, only Mr. Mulally is entitled to payments upon termination of his employment following a change in control of the Company which may qualify as “excess parachute payments.” Accordingly, our tax deduction for any such excess parachute payments would be disallowed under Code Section 280G. Not all of the payments to which Mr. Mulally may become entitled upon a change in control would be excess parachute payments. None of the other Named Executives has a “change-in-control” provision.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our annual report on Form 10-K.

Compensation Committee

Richard A. Manoogian (Chair)
Anthony F. Earley, Jr.
Ellen R. Marram
John L. Thornton

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Anthony F. Earley, Jr., Richard A. Manoogian, Ellen R. Marram, and John L. Thornton, none of whom is an employee or a current or former officer of the Company.

Compensation of Executive Officers

The table below shows the before-tax compensation for Alan Mulally, who served as President and CEO during 2009, L. W. K. Booth, who served as Executive Vice President and Chief Financial Officer during 2009, and the three most highly compensated executive officers at the end of 2009.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus(2)	Awards(3)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Alan Mulally	2009	1,400,003	0	10,974,782	5,050,000	0	—	491,869	17,916,654
President and Chief	2008	2,000,000	0	4,491,462	9,437,376	0	—	1,046,390	16,975,228
Executive Officer	2007	2,000,000	4,006,154	5,678,933	5,999,999	2,993,846	—	1,441,763	22,120,695

L. W. K. Booth	2009	1,200,000	0	345,493	760,000	0	1,382,493	138,201	3,826,187
Executive Vice	2008	1,075,000	0	1,386,994	999,999	0	1,700,527	291,880	5,454,400
President and Chief Financial Officer	2007	868,133	526,923	1,465,473	3,314,995	1,723,077	1,845,517	329,376	10,073,494

William Clay Ford, Jr.(1)	2009	0	0	9,411,533	5,066,200	0	616,374	1,740,167	16,834,274
Executive Chairman

Mark Fields	2009	1,300,000	0	609,579	760,000	0	1,217,680	93,994	3,981,253
Executive Vice	2008	1,300,000	0	1,649,437	999,999	0	536,070	161,867	4,647,373
President and	2007	1,255,634	711,538	2,032,894	4,714,496	2,138,462	457,458	439,567	11,750,049
President — The Americas

John Fleming	2009	750,000	0	1,004,842	570,000	0	1,332,269	195,307	3,852,418
Executive Vice President Global Manufacturing & Labor Affairs and Chairman — Ford of Europe

Notes

(1)As noted in the “Compensation Discussion and Analysis — Named Executive Officers” on pp. 37-38, Mr. Ford has agreed to forego new compensation (including salary, bonus, and other awards) until such time as the Compensation Committee determines that the Company’s global Automotive sector has achieved full-year profitability, excluding special items. It was further agreed that the compensation Mr. Ford would have received beginning in 2008 and future years, but for the agreement to continue to forego new compensation, will be earned and paid when the Committee determines that the Company’s global Automotive sector has achieved full-year profitability, excluding special items. Beginning in 2008, the following table describes the elements of Mr. Ford’s compensation and the expected treatment of each element when the Committee determines the conditions for payment have been met. Amounts will be determined annually and approved by the Committee.

Element	Treatment
Base Salary	• Will be paid in a single lump sum payment retroactively to January 1, 2008.
• Thereafter, would be paid monthly according to usual business/payroll practices.

Incentive Bonus	• Actual award will be based on the Committee’s determination of Company and individual performance when the Committee determines the conditions for payment have been met.

Stock Option Grant
•   Starting with the 2009 annual option grant, such grants are made in accordance with the Company’s annual option grant process with an exercise price determined as the fair market value on the date of grant as determined by the Committee.

•   The grant will vest upon the occurrence of the later of the normal 3 year vesting schedule and the Committee determining that the Company’s global Automotive sector has achieved full-year profitability, excluding special items. The options will have a 10-year term commencing on the grant date, regardless of whether the options ever vest.

• The annual 2008 option grant will be treated under the previous arrangement outlined below.

Performance Units	• Final Award will be based on the Committee-approved performance metrics used for annual Performance Unit grants.

•   The Final Award of Restricted Stock Units will be made when the Committee determines the conditions for payment have been met and be based on the Committee’s determination of Company and individual performance.

• The Final Award will be subject to the normal 2-year restriction period.

In March 2009, the Committee determined the treatment of Mr. Ford’s stock option grants. Under the previous arrangement, Mr. Ford would have received stock options with a 10-year term that vested over three years from the date of grant with a strike price equal to the fair market value of Ford common stock on the date of grant. The date of grant would be on, or after, the date the Committee determined that the Company’s global Automotive sector achieved full-year profitability, excluding special items. The Committee recognized that this method failed to take into account stock price appreciation that may occur if the Company returns to full-year global Automotive profitability, excluding special items, and, consequently, adopted the method outlined in the above table. This structure incentivizes Mr. Ford to achieve stock price appreciation even though he would not realize the benefits of that appreciation until the full-year profitability metric is achieved.

(2)The amounts shown for 2007 reflect bonus awards paid in 2008 for 2007 performance.

(3)The amounts shown in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock-based and option awards for each of the Named Executives for the years ended December 31, 2007, 2008, and 2009 (if required to be included in the Summary Compensation Table). The assumptions for the 2009 calculations can be found at footnote 21 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2009. The assumptions used for the 2008 calculations can be found at footnote 17 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2008. The assumptions used for the 2007 calculations can be found at footnote 17 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2007. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

Included in the amounts shown in column (e) are the grant date values of certain awards that are subject to performance conditions. Pursuant to SEC rules, the grant date values shown above are reported based upon the probable outcome of such conditions as of the date of grant. The table below shows the value of such awards at the grant date assuming that the highest level of performance is achieved.

		Stock
		Awards
Named Executive Officer	Year	($)
Alan Mulally	2009	21,511,222
	2008	5,204,475
	2007	6,309,926

L. W. K. Booth	2009	1,393,116
	2008	1,607,177
	2007	1,628,303

William Clay Ford, Jr.	2009	13,234,400

Mark Fields	2009	1,539,341
	2008	1,911,282
	2007	2,258,771

John Fleming*	2009	802,652

*The amount shown in column (e) for Mr. Fleming includes an award that did not have a performance condition (see footnote 3 of Grants of Plan-Based Awards in 2009 Table on p. 58).

(4)The amounts shown in column (g) for 2007 reflect awards earned by certain Named Executives under the Incentive Bonus Plan.

(5)The amounts shown reflect the increase in the actuarial present value of accrued pension benefits under various Company plans. For 2009, the accrued pension benefits are measured from December 31, 2008 to December 31, 2009; for 2008, the accrued pension benefits are measured from December 31, 2007 to December 31, 2008; and for 2007 the accrued pension benefits are measured from December 31, 2006 to December 31, 2007. See the Pension Benefits in 2009 Table on p. 63 for additional information, including the present value assumptions used in these calculations. No Named Executive received preferential or above-market earnings on deferred compensation.

(6)The following table summarizes the amounts shown in column (i) for 2009.

All Other Compensation in 2009

		Perquisites			Company
		and Other			Contributions to
		Personal	Tax	Insurance	Retirement and
		Benefits(i)	Reimbursements	Premiums(ii)	401(k) Plans(iii)	Other(iv)	Total
Name	Year	($)	($)	($)	($)	($)	($)
Alan Mulally	2009	304,756	84,972	24,385	13,475	64,281	491,869
L. W. K. Booth	2009	119,069	0	18,223	0	909	138,201
William Clay Ford, Jr.	2009	1,708,302	25,271	6,594	0	0	1,740,167
Mark Fields	2009	64,957	25,640	3,397	0	0	93,994
John Fleming	2009	149,268	0	5,749	0	40,290	195,307

(i)For a description of perquisites relating to personal use of company aircraft, our evaluation vehicle program, and security and other services for Named Executives, see “Compensation Discussion and Analysis — Perquisites and Other Benefits” on pp. 49-50. Other perquisites and personal benefits whose incremental cost is included in the amounts shown (unless indicated) consist of the following: personal use of Company phone cards and cell phones, personal use of car and driver service, personal use of Company season tickets to athletic events,* personal use of

Company club memberships,* annual executive health exams, fuel and car washes related to the evaluation vehicles, and temporary housing and relocation expenses.

*Indicates no incremental cost to the Company because these benefits are primarily for business use and when the executive uses such benefit for personal use, the executive pays for any costs other than season ticket and/or annual club membership costs.

Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2009. For Mr. Mulally, the amount shown includes $127,699 for personal use of private aircraft, $43,447 for security, and $94,623 for temporary housing. For Mr. Booth, the amount shown includes $86,497 for costs associated with his international service assignment, including relocation, temporary housing, lodging, and meals during relocation. For Mr. Ford the amount shown includes $438,419 for personal use of private aircraft, and $1,191,457 for security. For Mr. Fields the amount shown includes $27,514 as the actual cost of first class commercial airfare for personal travel to and from his home in Florida. For Mr. Fleming, the amount shown includes $126,010 for costs associated with his international service assignment, including home leave travel, temporary housing, and lodging.

During 2009, for use of private aircraft, we use the actual costs incurred. We calculated the aggregate incremental cost of security, relocation and temporary housing expenses as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

(ii)Amounts shown reflect the dollar value of premiums paid by the Company equal in amount to 3 times an employee’s salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

(iii)The amount shown for Mr. Mulally reflects contributions made to his Ford Retirement Plan account (see “Compensation Discussion and Analysis — Retirement Plans” on pp. 48-49). Effective January 2009, the Company suspended matching contributions to employee 401(k) accounts.

(iv)The amount shown for Mr. Mulally primarily reflects Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan (see Nonqualified Deferred Compensation in 2009 Table and footnotes 1 and 2 on pp. 65-66). Furthermore, the amounts for Messrs. Booth and Fleming include various payments related to their international service assignment, such as cost-of-living adjustments, tax preparation, and other payments associated with his international service. These benefits are generally available to any level of employee who is on an international assignment.

Grants of Plan-Based Awards in 2009

			Estimated Future Payouts Under
			Non-Equity Incentive Plan			Estimated Future Payouts Under
			Awards(1)			Equity Incentive Plan Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
									All	All
									Other	Other
									Stock	Option	Exercise	Grant
									Awards:	Awards:	of Base	Date Fair
									Number	Number of	Price of	Value of
									of Shares	Securities	Option	Stock and
									of Stock	Underlying	Awards	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Date	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	#(3)	(#)(4)	($/Sh)(5)	($)(6)
Alan Mulally	3/30/2009	2/25/2009					5,076,530					3,474,783
	3/11/2009	2/25/2009					3,826,530					7,499,999
	3/11/2009	2/25/2009								5,000,000	1.96	5,050,000

L. W. K. Booth	3/30/2009	2/25/2009					387,755					265,411
	3/30/2009	2/25/2009					116,997					80,082
	3/11/2009	2/25/2009								752,475	1.96	760,000

William Clay Ford, Jr.	3/27/2009	3/26/2009					1,790,000					1,260,733
	3/27/2009	3/26/2009					2,870,000					8,150,800
	3/27/2009	3/26/2009								3,470,000	2.84	5,066,200

Mark Fields	3/30/2009	2/25/2009					387,755					423,801
	3/30/2009	2/25/2009					169,977					185,778
	3/11/2009	2/25/2009								752,475	1.96	760,000

John Fleming	3/30/2009	2/25/2009					290,816					254,842
	3/11/2009	2/25/2009							382,653			750,000
	3/11/2009	2/25/2009								564,356	1.96	570,000

(1)In March 2009, the Compensation Committee decided to cancel the 2009 Incentive Bonus Plan (see “Compensation Discussion and Analysis — Executive Summary” on p. 32 and “Compensation Discussion and Analysis — Annual Compensation — B. Incentive Bonuses” on p. 40). Consequently, Threshold, Target, and Maximum awards are not applicable for our Incentive Bonus Plan for 2009.

(2)The first amount shown in column (h) for each of the Named Executives reflect the target amount of annual Performance Units grants for the 2009 performance period. The target amount of the opportunity for 2009 performance was measured against the metrics and weightings discussed in “Compensation Discussion and Analysis — Equity-Based Compensation — C. Annual Performance Unit and Stock Option Grants” on pp. 42-47. The Final Awards of Restricted Stock Units earned for 2009 performance have a two-year restriction period and will not pay Dividend Equivalents during the restriction period, if dividends are paid on common stock. No Dividend Equivalents were paid during the 2009 performance period for this award opportunity. Following the restriction period, shares of Ford common stock will be issued, less shares withheld for tax withholding. Mr. Ford will only receive the Final Award when the Committee determines that the Company has achieved full year global Automotive profitability, excluding special items.

For Messrs. Booth and Fields, the second amount shown in column (h) reflects an award of Performance Units pursuant to a Senior Executive Retention Program (see “Compensation Discussion and Analysis — Equity Compensation — B. Senior Executive Retention Program” on p. 42). The value of the net amount of the award opportunity was delivered 50% in stock options and 50% in Performance Units. The stock option portion of the award was delivered in 2007. The Performance Unit portion of the total opportunity was divided equally among three one-year performance periods, 2007, 2008 and 2009, and was valued on the initial grant date of March 21, 2007. The 2009 portion of the grant had the same metrics, targets, and weightings as the 2009 annual Performance Unit grants for the 2009 performance period (see “Compensation Discussion and Analysis — Equity-Based Compensation — C. Annual Performance Unit and Stock Option Grants” on p. 42-46). From 0% to 100% of each portion of the Performance Unit grant can be earned based on performance during the respective performance period. The Final Awards will be in the form of Restricted Stock Units. No Dividend Equivalents will be paid during the performance period or restriction period. Final Awards for the 2007, 2008, and 2009 performance periods will have a three year, two year, and one year restriction period, respectively. Following the restriction periods, shares of Ford common stock will be issued, less any shares withheld to cover tax withholding.

For Messrs. Mulally and Ford, the second amount shown in column (h) reflects an award of Performance Units pursuant to the 2009 Incentive Grants program (see “Compensation Discussion and Analysis — Equity Compensation — A. 2009 Incentive Grants” on p. 41-42). These Performance Units have a two year performance period, and the performance metric is an acceleration of the ONE Ford Plan to restructure our business as measured by a reduction in global Ford brand platforms in 2009 and 2010 from 25 platforms to 23 platforms. At the conclusion of the two-year performance period, the Committee will assess performance against this metric and will grant Final Awards, if any, in unrestricted common stock. No Dividend Equivalents will be paid during the performance period. Mr. Ford will only receive the Final Award when the Committee determines that the Company has achieved full year global Automotive profitability, excluding special items.

(3)The amount shown for Mr. Fleming represents a grant of time-based Restricted Stock Units (see “Compensation Discussion and Analysis — Equity-Based Compensation — A. 2009 Incentive Grants” on pp. 41-42). These Restricted Stock Units have a two year restriction period. No Dividend Equivalents will be paid during the restriction period. Following the restriction period, shares of Ford common stock will be issued, less any shares withheld to cover tax withholding.

(4)The amounts shown in column (k) represent 10-year stock option grants. In general, 33% of each stock option grant vests one year after the grant date, 33% after two years, and 34% after three years. Any unexercised options expire after ten years. If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all options generally end upon termination of employment or are exercisable for a specified period. Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least one year from the date of the option grant. Mr. Ford’s option grant will vest on the later of the normal three-year vesting period and the date on which the Compensation Committee determines that the Company’s global Automotive sector has achieved full-year profitability, excluding special items.

(5)The exercise price of the options is the closing price of Ford common stock traded on the NYSE on the effective date of the grant (see “Compensation Discussion and Analysis — Equity-Based Compensation — D. Timing of Awards” on p. 47).

(6)The amounts shown in column (m) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718.

Outstanding Equity Awards at 2009 Fiscal Year-End

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
			Equity					Equity Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:				Market	Number of	Payout Value
			Number of			Number of	Value of	Unearned	of Unearned
			Securities			Shares or	Shares or	Shares, Units	Shares, Units
			Underlying			Units of	Units of	or Other	or Other
	Number of Securities		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Underlying Unexercised		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options (#)		Options(1)	Price	Expiration	Vested(3)	Vested(4)	Vested(5)	Vested(6)
Name	Exercisable	Unexercisable	(#)	($)	Date(2)	(#)	($)	(#)	($)
Alan Mulally		5,000,000		1.96	03/10/2019	851,235	8,512,350	8,903,060	89,030,600
	1,175,220	2,386,054		6.14	03/04/2018
	1,109,243	571,429		7.55	03/04/2017
	3,000,000			8.28	08/31/2016
			1,000,000	8.28	08/31/2011

L. W. K. Booth		752,475		1.96	03/10/2019	236,219	2,362,190	504,752	5,047,520
	124,528	252,830		6.14	03/04/2018
	612,855	315,715		7.55	03/04/2017
	75,000			7.83	03/09/2016
	55,000			12.49	03/10/2015
	42,500			13.26	03/11/2014
	28,141			7.55	03/18/2013
	47,000			16.91	03/14/2012
	100			24.49	06/28/2011
	33,000			30.19	03/08/2011
	36,268			22.73	03/09/2010

William Clay Ford, Jr.		3,470,000		2.84	03/26/2019	2,568	25,680	4,660,000	46,600,000
	1,685,393			12.49	03/10/2015
	1,587,301			16.49	01/04/2014
	62,396			15.98	12/30/2013
	73,897			10.78	09/29/2013
	107,759			11.09	06/29/2013
	138,050			7.40	03/30/2013
	1,360,000			9.82	01/02/2013
	45,214			9.44	12/30/2012
	47,934			9.68	09/29/2012
	67,446			16.12	06/27/2012
	66,845			16.42	03/27/2012
	4,000,000			15.13	01/30/2012
	48,543			15.36	01/10/2012

Mark Fields		752,475		1.96	03/10/2019	305,492	3,054,920	557,732	5,577,320
	124,528	252,830		6.14	03/04/2018
	871,586	449,001		7.55	03/04/2017
	100,000			7.83	03/09/2016
	87,500			12.49	03/10/2015
	50,000			13.26	03/11/2014
	67,001			7.55	03/18/2013
	65,000			16.07	04/30/2012
	75,000			16.91	03/14/2012
	45,000			30.19	03/08/2011
	39,893			22.73	03/09/2010

John Fleming		564,356		1.96	03/10/2019	447,839	4,478,390	290,816	2,908,160
	55,343	112,364		6.14	03/04/2018
	73,671	37,953		7.55	03/04/2017
	40,000			7.83	03/09/2016
	22,000			12.49	03/10/2015
	42,000			13.26	03/11/2014
	32,000			7.55	03/18/2013
	50,000			16.91	03/14/2012
	35,000			30.19	03/08/2011
	32,640			22.73	03/09/2010

(1)Effective September 1, 2006, the Company granted Mr. Mulally 1,000,000 five year performance-based options. The options vest based on the closing price of our common stock on the NYSE reaching certain thresholds that are maintained for a period of at least 30 consecutive trading days as follows: 250,000 options vest after our common stock closes at least $15 per share for such a period; an additional 250,000 options vest after our common stock closes at least $20 per share for such a period; an additional 250,000 options vest after our common stock closes at least $25 per share for such a period; and an additional 250,000 options vest after our common stock closes at least $30 per share for such a period.

(2)The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 33% two years after the grant date, and 34% three years after the grant date.

Option Expiration Dates	Option Vesting Dates
	33%	33%	34%
03/26/2019*	03/27/2010	03/27/2011	03/27/2012

03/10/2019	03/11/2010	03/11/2011	03/11/2012

03/04/2018	03/05/2009	03/05/2010	03/05/2011

03/04/2017	03/05/2008	03/05/2009	03/05/2010

08/31/2016	09/01/2007	09/01/2008	09/01/2009

03/09/2016	03/10/2007	03/10/2008	03/10/2009

03/10/2015	03/11/2006	03/11/2007	03/11/2008

03/11/2014	03/12/2005	03/12/2006	03/12/2007

01/04/2014	01/05/2005	01/05/2006	01/05/2007

12/30/2013	12/31/2004	12/31/2005	12/31/2006

09/29/2013	09/30/2004	09/30/2005	09/30/2006

06/29/2013	06/30/2004	06/30/2005	06/30/2006

03/30/2013	03/31/2004	03/31/2005	03/31/2006

03/18/2013	03/19/2004	03/19/2005	03/19/2006

01/02/2013	01/03/2004	01/03/2005	01/03/2006

12/30/2012	12/31/2003	12/31/2004	12/31/2005

09/29/2012	09/30/2003	09/30/2004	09/30/2005

06/27/2012	06/28/2003	06/28/2004	06/28/2005

04/30/2012	05/01/2003	05/01/2004	05/01/2005

03/27/2012	03/28/2003	03/28/2004	03/28/2005

03/14/2012	03/15/2003	03/15/2004	03/15/2005

01/30/2012	01/31/2003	01/31/2004	01/31/2005

01/10/2012	01/11/2003	01/11/2004	01/11/2005

06/28/2011	06/29/2002	06/29/2003	06/29/2004

03/08/2011	03/09/2002	03/09/2003	03/09/2004

03/09/2010	03/10/2001	03/10/2002	03/10/2003

*With respect to Mr. Ford’s option grant expiring on March 26, 2019, those options will vest upon the later to occur of the dates noted above and the date the Compensation Committee determines that the Company has achieved full-year global Automotive profitability, excluding special items.

(3)The amount shown for Mr. Mulally consists of the following two awards: (i) a Final Award of 715,230 Restricted Stock Units awarded in March 2008 for 2007 performance against metrics and (ii) a Final Award of 136,005 Restricted Stock Units awarded in March 2009 for 2008 performance against metrics (see immediately following paragraph for discussion of metrics and weightings). The restrictions on the March 2008 award lapsed on March 5, 2010, and restrictions on the March 2009 award will lapse on March 11, 2011. In each case shares of Ford common stock will be issued, less shares withheld for tax withholding.

For Messrs. Booth and Fields the amounts shown in column (g) represent Final Awards of Restricted Stock Units in March 2008 and March 2009, earned for 2007 and 2008 performance related to the following programs: (i) annual Performance Unit grant for the 2007 and 2008 performance years; and (ii) the Senior Executive Retention Program grant related to the 2007 and 2008 performance years. The restrictions on the Final Awards awarded in March 2008 lapsed on March 5, 2010 for the awards related to the annual Performance Unit grant and March 5, 2011 for the awards related to the Senior Executive Retention Program. The restrictions on the Final Awards awarded in March 2009 will lapse on March 11, 2011. When the restrictions lapse, shares of Ford common stock will be issued, less shares withheld for tax withholding. Dividend Equivalents are not paid during the performance period or the restriction period for any of the Final Awards. The performance metrics were the same for the annual Performance Unit grants and the Senior Executive Retention Program grants. The Committee reviewed performance towards the achievement of specific goals relating to the following metrics: Global PBT (55% weight for Corporate and 40% weight for individual Business Units); Business Unit PBT (0% weight for Corporate and 15% weight for individual Business Units); Total Automotive Operating-Related Cash Flow (20% weight); and Cost Performance, Market Share, and Quality (8.33% weight each). For the 2007 performance period, the data showed that we mostly met all our performance goals, except for Market Share. Based on its review of performance results, the Committee determined that 88% to 98% of the maximum value of the Restricted Stock Units had been earned for the 2007 performance period. For the 2008 performance period, the data showed that we did not meet our PBT and Total Automotive Operating-Related Cash Flow goals, we partially met our Market Share goal, we mostly met our Quality goal, and we fully met our Cost Performance goal. Based on its review of performance results, the Committee determined that 14% to 19% of the maximum value of the Restricted Stock Units had been earned for the 2008 performance period. The following table shows the Final Award under each program for Messrs. Booth and Fields:

	Annual Unit Grant Performance		Senior Executive Retention Program
Named Executive	2007 Performance Year	2008 Performance Year	2007 Performance Year	2008 Performance Year

L. W. K. Booth	81,913	26,487	108,807	19,012
Mark Fields	104,198	22,819	154,679	23,796

The amount shown for Mr. Fleming consists of the following three awards: (i) Final Award of 51,725 Restricted Stock Units awarded in March 2008 for 2007 performance; (ii) 13,461 Restricted Stock Units awarded in March 2009 for 2008 performance; and 382,653 Restricted Stock Units as an incentive grant (see “Compensation Discussion and Analysis — Equity-Based Compensation — A. 2009 Incentive Grants” on pp. 41-42). For the terms of the Final Awards of Restricted Stock Units awarded for 2007 and 2008 performance period, see the immediately preceding paragraph. The Restricted Stock Units awarded pursuant to the 2009 Incentive Grants will vest on March 11, 2011. When the restrictions lapse, shares of Ford common stock will be issued, less shares withheld for tax withholding. Dividend Equivalents are not paid during the restriction period for any of these awards.

The amount shown for Mr. Ford consists of Ford stock units resulting from deferral of director fees that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. These stock units will be converted and distributed in cash on January

10th of the year following termination of Board service, based on the then current market value of a share of Ford common stock. Dividend Equivalents are paid if we pay dividends on are common stock.

(4)The market value shown was determined by multiplying the number of units shown in column (g) by the closing price of Ford common stock, $10.00, on December 31, 2009.

(5)The amounts shown for the Named Executives consist of grants of Performance Units granted in 2009. The amounts shown assume that the target amount of each award is earned. In general, the Compensation Committee has determined the effective date of the Final Awards for such grants in March of the year following the performance period. For the 2009 Performance Unit grants, the Committee determined the effective date of the Final Awards to be March 3, 2010. See footnote 2 to the Grants of Plan-Based Awards in 2009 Table on pp. 57-58 for a description of the vesting schedule for the Performance Unit Final Awards. For Messrs. Mulally and Ford, a portion of the amounts shown in column (i) consists of Performance Units that have a two-year performance period (see “Compensation Discussion and Analysis — Equity-Based Compensation — A. 2009 Incentive Grants” on pp. 41-42 and footnote 2 of the Grants of Plan-Based Awards in 2009 Table on pp. 57-58). Finals Awards with respect to these Performance Units will be determined by the Compensation Committee in 2011.

(6)The market value shown was determined by multiplying the number of units shown in column (i) by the closing price of Ford common stock, $10.00, on December 31, 2009. The number of units assumes that the target level was achieved for the Performance Units granted in 2009. For more information on the Final Awards for 2009 performance, see “Compensation Discussion and Analysis — Equity-Based Compensation — C. Annual Performance Unit and Stock Option Grants” on pp. 42-46.

Option Exercises And Stock Vested in 2009

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting(1)
Name	(#)	($)	(#)	($)
Alan Mulally(2)	—	—	200,000	1,448,000

L. W. K. Booth(3)	—	—	43,200	84,672

William Clay Ford, Jr.	—	—	—	—

Mark Fields(3)	—	—	64,800	127,008

John Fleming(4)	—	—	70,715	130,694

(1)The amounts shown in column (e) represent the aggregate dollar amount realized by the Named Executives upon the vesting of stock awards. We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock vested by the market value (the closing price) of Ford common stock on the vesting date.

(2)For Mr. Mulally, the amount shown in column (d) consists of the lapse of restrictions for 200,000 Restricted Stock Units awarded on September 1, 2006, as part of his compensation arrangement for joining Ford.

(3)For Messrs. Booth and Fields, the amounts shown in column (d) consist of Final Awards of unrestricted common stock awarded on March 11, 2009, relating to grants of Performance Stock Rights for the 2006-2008 performance period.

(4)For Mr. Fleming, the amount shown consists of: (i) a Final Award of 18,000 shares of unrestricted common stock awarded on March 11, 2009, relating to grants of Performance Stock Rights for the 2006-2008 performance period; and (ii) the lapse of restrictions for 52,715 Restricted Stock Equivalents awarded as a Final Award on March 5, 2007, for 2006 performance.

Pension Benefits in 2009(1)

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value
		Years Credited	of Accumulated	Payments During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
Alan Mulally(2)	NA	NA	NA	NA

L. W. K. Booth	GRP	12.4	418,743	0
	SERP	32	5,893,278	0
	GRP-BEP	12.4	1,679,560	0
	ESAP	32	2,513,874	0

William Clay Ford, Jr.(3)	GRP	15.3	70,440	0
	SERP	23.5	2,796,635	0
	GRP-BEP	23.5	3,703,855	0
	ESAP	23.5	2,218,088	0

Mark Fields	GRP	20.5	339,123	0
	SERP	20.5	1,194,166	0
	GRP-BEP	20.5	1,821,241	0
	ESAP	20.5	1,465,955	0

John Fleming	GRP	11	325,014	0
	SERP	42.3	4,495,493	0
	GRP-BEP	11	678,667	0
	ESAP	42.3	2,313,549	0

(1)The General Retirement Plan (“GRP”) provides a flat-rate benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to applicable limit of the Internal Revenue Code (“Code”) — $245,000 in 2009 and 2010.

Contributory benefits are calculated as follows:

Contributory Benefit =

(1.5% × Final Avg. Pay) × Contributory Service Years)	+	0.4% × Final Ave. Pay in excess of Breakpoint × Contributory Service Years

(maximum 35 service years)

“Final Average Pay” is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

“Breakpoint” is 150% of Covered Compensation as of January 1 of the year of retirement.

“Covered Compensation” is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

Normal retirement is at age 65 with one or more years of credited pension service. Employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee’s age.

The Benefit Equalization Plan (“GRP-BEP”) provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations.

The Supplemental Executive Retirement Plan (“SERP”) provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. In addition, the SERP may provide annuities based on Company earnings, the executive’s performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive’s subsidiary service had been recognized as contributory service under those plans. Mr. Booth and Mr. Fleming have years of foreign subsidiary service which qualifies them for a SERP Parity Benefit. For 2009 and 2010 these SERP Parity Benefits are estimated as follows:

		Estimated SERP Parity	Estimated SERP Parity
Name	Years of Foreign Service	Benefit 2009	Benefit 2010

Booth, L	19.60	$19,435	$21,676
Fleming, J	31.30	$16,878	$19,660

These SERP benefits are included in the amounts shown in column (d).

The Executive Separation Allowance Plan (“ESAP”) provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

To achieve several business goals, periodically we offer benefits under the Select Retirement Plan (“SRP”), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. Since this is a program that is offered at the Company’s discretion, it is not included in the Pension Benefits Table above.

The following assumptions are used in calculating the present value of the accumulated benefit:

•	The age at which benefits are assumed payable is the greater of (i) current age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Current age is measured as of December 31, 2009;

•	Current compensation is used for purposes of the benefit calculations; and

•	Present Value of Accumulated Benefit (column d) is calculated assuming a single life annuity, the mortality table of RP-2000 projected to 2015, and a discount rate of 6.0% for the GRP; 5.75% for the BEP (DB), SERP and SRP; and 5.50% for the ESAP as of December 31, 2009.

The present values include amounts relating to employee contributions.

Mr Booth has 19.6 years of credited pension service under a Ford Motor Company Britain pension plan. At present, he would be entitled to an annual benefit from that plan of $116,608 (GBP 73,871). Similarly Mr. Fleming has 31.30 years of credited pension service under a Ford Motor Company Britain pension plan. At present, he would be entitled to an annual benefit from that plan of $116,428 (GBP 73,759).

(2)Mr. Mulally does not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified retirement plan, the Ford Retirement Plan (“FRP”), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2009 Table below.

(3)The SERP, GRP-BEP and ESAP plans provide Mr. Ford with a benefit using a notional base annual salary because he did not receive a cash salary (see “Compensation Discussion and Analysis — Named Executive Officers” on pp. 37-38).

Nonqualified Deferred Compensation in 2009(1)

	(b)	(c)	(d)		(f)
	Executive	Registrant	Aggregate	(e)	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
(a)	Fiscal Year	Fiscal Year (2)	Fiscal Year (3)	Distributions	Year-End (4)
Name	($)	($)	($)	($)	($)
Alan Mulally	NA			NA
DCP		—	—
BEP-SSIP/FRP		63,525	64,389		345,307
L. W. K. Booth	NA			NA
DCP		—	227,584		303,519
SSIP-BEP		—	78,997		105,355
William Clay Ford, Jr.	NA			NA
DCP		—	—		—
SSIP-BEP		—	—		—
Mark Fields	NA			NA
DCP		—	—		—
BEP-SSIP/FRP		—	24,818		82,594
John Fleming	NA			NA
DCP		—	1,559		45,859
BEP-SSIP/FRP		—	9,156		29,479

(1)There are two non-tax qualified deferred compensation plans represented in the above table: (i) the deferred compensation plan (“DCP”); and (ii) the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan (“SSIP”) and the Ford Retirement Plan (“FRP”). Both of these plans are unfunded. Notional amounts are credited by book entry to the participant’s account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participant’s account. These are considered notional investments. The performance of an individual’s investment option(s) tracks the notional value as if an actual investment was made in such option(s).

For the DCP and the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic and international equity funds; fixed income funds; a Company common stock fund; and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these non-qualified plans may be delayed for six months in accordance with Code Section 409A.

Under the DCP, certain employees, including the Named Executives, may defer up to 100% of awards under the Incentive Bonus Plan (or other similar plan). New hires may also defer any new hire payments payable in cash. Additionally, such employees may defer up to 50% of their base salary under the DCP. Messrs. Booth and Fleming are the only Named Executive to have a balance in the DCP at December 31, 2009. Deferral elections are made by eligible employees in June of each year for amounts to be earned or awarded (with regard to the Incentive Bonus

Plan) in the following year. At the time of deferral, participants also elect when distribution of such deferrals will be made in future years. Employees may elect a lump sum payment while still employed or distribution after separation from service in either a lump sum or annual installments over a number of years up to ten. Deferrals not allocated by participants will be allocated to the DCP default investment option. Employees may reallocate deferrals at any time. Due to low participation and high administrative complexity, we suspended 2010 enrollment in the DCP.

The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. The BEP-FRP sub-account provides notional credits equivalent to Company contributions to employees’ FRP accounts due to Code limitations. The FRP is a tax qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant’s FRP account calculated as a percentage of base salary using a percentage established based on an employee’s age. Initial notional credits to both the BEP-SSIP/FRP sub-accounts are allocated to each sub-account’s default investment option. Thereafter, participants may transfer the credits to any other investment option available under the respective plans and also elect how any future notional credits are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. All of the Named Executives, except for Mr. Ford, participate in the BEP-SSIP. In addition, Mr. Mulally participates in the BEP-FRP.

(2)The amount shown in column (c) for Mr. Mulally is reflected in column (i) of the Summary Compensation Table on p. 53 and represents credits made to his FRP-BEP sub-account.

(3)None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

(4)The following amounts were reported in the Summary Compensation Table in prior years: Mr. Mulally: $298,458; Mr. Booth: $36,812; and Mr. Fields: $49,238.

Potential Payments Upon Termination or Change in Control

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2009 Table and related footnotes on pp. 63-64. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2009 Table and related footnotes on pp. 65-66. In the tables below, Messrs. Booth and Fleming are the only Named Executives shown as receiving amounts in the “Normal Retirement” column because they are the only Named Executives who qualify for normal retirement under our plans.

With respect to Mr. Mulally, we entered into an agreement whereby if Mr. Mulally’s employment is terminated for reasons other than for cause during the first five years of his employment or if there is a change in control of the Company during the first five years of his employment and he terminates his employment for good reason, we will provide certain compensation and benefits. We do not have any other formal agreements with any other Named Executive regarding acceleration or provision of benefits related to termination of employment; however, those Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Any post-termination arrangements for Named Executives are discussed below.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2009. Unless otherwise noted, the fair market values of stock-based compensation (e.g., restricted stock, Restricted Stock Equivalents, Restricted Stock Units, etc.) were calculated using the closing price of Ford common stock

($10.00) on the NYSE on December 31, 2009. The “spread,” that is, the difference between the fair market value of our stock on December 31, 2009, and the option exercise price was used for valuing stock options.

Alan Mulally

						(g)
		(c)		(e)		Involuntary or
	(b)	Early	(d)	Involuntary Not	(f)	Good Reason	(h)
(a)	Voluntary	Retirement	Normal	for Cause	For Cause	Termination	Death or
Benefits and	Termination	(Rule of 65)	Retirement	Termination	Termination	(CIC)	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:
Salary ($1.4 million)(1)	0	0	0	2,800,000	0	2,800,000	0

Incentive Bonus Plan (175% of Salary)(2)	0	0	0	7,000,000	0	7,000,000	0

Restricted Stock Units(3)	0	0	0	0	0	8,512,350	8,512,350

Performance Units(4)	0	0	0	0	0	48,227,030	48,227,030

Stock Options Unvested and Accelerated(5)	0	0	0	0	0	10,610,169	0

Benefits and Perquisites:

Evaluation Vehicles(6)	0	0	0	0	0	0	45,564

Life Insurance Proceeds	0	0	0	0	0	0	4,200,000

Total:	0	0	0	9,800,000	0	77,149,549	60,984,944

(1)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will pay Mr. Mulally two times his annual base salary.

(2)Pursuant to Mr. Mulally’s employment agreement, if a relevant triggering event occurs, we will pay Mr. Mulally two times his targeted bonus. We agreed that for 2009, Mr. Mulally’s target bonus would be 175% of his base salary, assuming a base salary of $2 million, which was Mr. Mulally’s salary prior to his voluntary 30% reduction.

(3)The amounts shown in columns (g) and (h) include a Final Award of 715,230 Restricted Stock Units Mr. Mulally received for 2007 performance and 136,005 restricted Stock Units received for 2008 performance. These will vest immediately upon a change in control or death or disability (see Outstanding Equity Awards at 2009 Fiscal Year-End on p. 59 and footnote 3 thereto).

(4)The performance period for the 2009 Performance Unit opportunity ended on December 31, 2009 (see column (h) of Grants of Plan-Based Awards in 2009 Table and footnote 2 on pp. 57-58). Consequently, the amounts shown reflect the Final Awards of Restricted Stock Units awarded on March 3, 2010, valued at December 31, 2009. The Performance Units granted pursuant to the 2009 Incentive Grants have a two-year performance period (see column (h) of the Grants of Plan-Based Awards in 2009 Table and footnote 2 on pp. 57-58) and, consequently, are not valued. Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any unvested Restricted Stock Unit shall terminate, but if six months has lapsed from the grant date of the Restricted Stock Unit, such Restricted Stock Unit shall convert to shares of common stock immediately prior to the change in control.

(5)Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2009, 2,957,483 options would become exercisable under this provision.

Under the agreement between Mr. Mulally and the Company relative to the benefits summarized in the table above, the terms below are defined as follows:

“For Cause” termination means: (a) any act of dishonesty or knowing or willful breach of fiduciary duty on Mr. Mulally’s part that is intended to result in his personal enrichment or gain at the expense of the Company; or (b) the commission of a felony involving moral turpitude or unlawful, dishonest or unethical conduct that a reasonable person would consider damaging to the reputation or image of Ford; or (c) any material violation of the published standards of conduct applicable to officers or executives of Ford that warrants termination; or (d) insubordination or refusal to perform assigned duties or to comply with the lawful directions of his supervisors; or (e) any deliberate, willful or intentional act that causes substantial harm, loss, or injury to Ford.

“Change in Control” means:

(a)	The direct or indirect acquisition by any person of beneficial ownership, through a purchase, merger, or other acquisition transaction or series of transactions occurring within a 24 month period, of securities of the Company entitling such person to exercise 50% or more of the combined voting power of the Company’s securities;

(b)	The transfer, whether by sale, merger or otherwise, in a single transaction or in a series of transactions occurring within a 12 month period, of all or substantially all of the business and assets of the Company in existence as of the date of this Agreement to any person; or

(c)	The adoption of a plan of liquidation or dissolution of the Company.

“Good Reason” means the occurrence, without Mr. Mulally’s express written consent, of any of the following events during the Protected Period (which is the two year period beginning as of the date of a Change in Control):

(a)	Subject to the provision regarding duplication of payments below, a reduction of Mr. Mulally’s base salary in effect immediately prior to a Change in Control or of such higher base salary as may have been in effect at any time during the Protected Period, except in connection with the termination of his employment For Cause or on account of long-term disability or death;

(b)	Subject to the provision regarding duplication of payments below, the failure to pay Mr. Mulally any portion of his aggregate compensation including, without limitation, annual bonus, long-term incentive, and any portion of his compensation deferred under any plan, agreement, or arrangement that is payable or has accrued prior to a Change in Control, within thirty days of the date payment of any such compensation is due;

(c)	The failure to afford Mr. Mulally annual bonus and long-term cash incentive compensation target opportunities at a level which, in the aggregate, is at least equal to 80% of the aggregate level of annual bonus and long-term cash incentive compensation target opportunities made available to him immediately prior to the Change in Control, except in connection with the termination of his employment For Cause or on account of long-term disability or death; or

(d)	Notwithstanding any other provision of the agreement between Mr. Mulally and the Company, Mr. Mulally shall have the right to terminate his employment, with such termination being deemed as if a termination for Good Reason during the Protected Period, if any successor to the Company does not assume these obligations upon a Change in Control.

If, upon termination of his employment, Mr. Mulally is entitled to a payment or benefit under an agreement or Company plan, he is not entitled to any duplicative payment or benefit under the agreement with the Company, but may only receive the greater of such payment or benefit, determined on an item by item basis. Additionally, if Mr. Mulally leaves Ford and accepts the severance payments described above, he may not join a competitor for five years after the date of his employment termination. He also will be required to sign an acceptable general release and an agreement not to engage in inimical conduct towards the Company.

(6)The amount shown reflects the recent average cost for vehicles under our surviving spouse vehicle program. Under that program the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration and document fees.

L. W. K. Booth

					(f)
		(c)			Involuntary
	(b)	Early	(d)	(e)	Not	(g)	(h)
(a)	Voluntary	Retirement	Normal	Change In Control	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	(CIC)	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	0	0	0	0	0	0

Performance Units(2)	0	0	4,795,040	4,795,040	0	0	4,795,040

Restricted Stock Units(3)	0	0	0	2,362,190	0	0	2,362,190

Stock Options(4)	0	0	0	1,749,426	0	0	0

Benefits and Perquisites:

Evaluation Vehicles(5)	0	0	8,874	0	0	0	45,564

Life Insurance Proceeds	0	0	0	0	0	0	3,600,000

Total:	0	0	4,803,914	8,906,656	0	0	10,802,794

William Clay Ford, Jr.*

					(f)
		(c)			Involuntary
	(b)	Early	(d)	(e)	Not	(g)	(h)
(a)	Voluntary	Retirement	Normal	Change In Control	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	(CIC)	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	0	0	0	0	0	0

Performance Units(2)	0	0	0	0	0	0	0

Restricted Stock Units(3)	0	0	0	0	0	0	0

Stock Options(4)	0	0	0	0	0	0	0

Benefits and Perquisites:

Evaluation Vehicles(5)	0	0	0	0	0	0	45,564

Life Insurance Proceeds	0	0	0	0	0	0	4,200,000

Total:	0	0	0	0	0	0	4,245,564

*Mr. Ford’s compensation arrangement supersedes our compensation plan provisions regarding Change In Control acceleration of awards.

Mark Fields

					(f)
		(c)		(e)	Involuntary
	(b)	Early	(d)	Change In	Not	(g)	(h)
(a)	Voluntary	Retirement	Normal	Control	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	(CIC)	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	0	0	0	0	0	0

Performance Units(2)	0	0	0	5,409,990	0	0	5,409,990

Restricted Stock Units(3)	0	0	0	3,054,920	0	0	3,054,920

Stock Options(4)	0	0	0	2,075,976	0	0	0

Benefits and Perquisites:

Evaluation Vehicles(5)	0	0	0	0	0	0	45,564

Life Insurance Proceeds	0	0	0	0	0	0	3,900,000

Total:	0	0	0	10,540,886	0	0	12,410,474

John Fleming

					(f)
		(c)		(e)	Involuntary
	(b)	Early	(d)	Change In	Not	(g)	(h)
(a)	Voluntary	Retirement	Normal	Control	for Cause	For Cause	Death or
Benefits and	Termination	(Rule of 65)	Retirement	(CIC)	Termination	Termination	Disability
Payments Upon Termination	($)	($)	($)	($)	($)	($)	($)
Compensation:

Incentive Bonus Plan(1)	0	0	0	0	0	0	0

Performance Units(2)	0	0	2,704,580	2,704,580	0	0	2,704,580

Restricted Stock Units(3)	0	0	0	4,478,390	0	0	4,478,390

Stock Options(4)	0	0	0	526,710	0	0	0

Benefits and Perquisites:

Evaluation Vehicles(5)	0	0	14,780	0	0	0	45,564

Life Insurance Proceeds	0	0	0	0	0	0	2,250,000

Total:	0	0	2,719,360	7,709,680	0	0	9,478,534

(1)As noted in the Compensation Discussion and Analysis, the Compensation Committee decided not make awards under the Incentive Bonus Plan for 2009 performance (see “Compensation Discussion and Analysis — Annual Compensation — B. Incentive Bonuses” on p. 40).

(2)The performance period for the 2009 Performance Unit opportunity ended on December 31, 2009 (see column (h) of Grants of Plan-Based Awards in 2009 Table and footnote 2 on pp. 57-58). Consequently, the amounts shown reflect the Final Awards of Restricted Stock Units awarded on March 3, 2010, valued at December 31, 2009.

(3)At December 31, 2009, each of the following Named Executives had unvested Restricted Stock Units awarded for 2007 and 2008 performance as follows: Mr. Booth: 236,219; Mr. Fields: 305,492; and Mr. Fleming: 447,839. The amounts shown indicate the fair market value of the unvested Restricted Stock Equivalents as of December 31, 2009 (see footnote 3 to the Outstanding Equity Awards at 2009 Fiscal Year-End Table on pp. 61-62). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any unvested Restricted Stock Unit shall terminate, but if six months has lapsed from the grant date of the Restricted Stock Unit, such Restricted Stock Unit shall convert to shares of common stock immediately prior to the change in control.

(4)Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2009, options that would become exercisable under this provision are as follows: Mr. Booth: 568,545 options; Mr. Fields: 701,831 options; and Mr. Fleming: 150,317 options.

(5)The amounts shown for evaluation vehicles under the “Normal Retirement” column for Messrs. Booth and Fleming reflect the annual cost of providing vehicles for 2009 under the Evaluation Vehicle Program for each executive. See footnote 6 to the Summary Compensation Table on pp. 55-56. The amounts shown under the “Death or Disability” column for the Named Executives reflect the recent average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration and document fees.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans, including the Long-Term Incentive Plans.

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to be		Equity Compensation
	Issued Upon Exercise of	Weighted-Average Exercise	Plans (Excluding
	Outstanding Options,	Price of Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights($)	Column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	321,092,374 (2)	13.25 (3)	97,522,850

Equity compensation plans not approved by security holders	0 (4)	0 (4)	0

Total	321,092,374	13.25	97,522,850

(1)The number of securities remaining available for future issuance under the 2008 Plan is based on a formula. The 2008 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2008 Plan. As of December 31, 2009, the total number of issued shares of common stock was 3,250,761,677 shares and 2% of such number is 65,015,234. 3% of such number is 97,522,850. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2009, no shares are available for use as carry over from the unused portion of the 2% Limit from prior years.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents.

On March 3, 2010, 12,140,914 Restricted Stock Units were granted to certain executives as part of a performance-based long-term incentive program for 2009 performance. In addition, pursuant to a contract with a consultant, an aggregate amount of $125,000 per quarter is to be paid in restricted stock under the 2008 Plan. It is not possible to determine the number of these shares to be issued since it depends on the fair market value of common stock at the time of issuance.

(2)This number includes the following:

(i) Long-Term Incentive Plans

226,609,585 shares subject to options; 71,698,859 shares covered by Restricted Stock Equivalents and Restricted Stock Units; 22,756,168 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved; and

(ii) Deferred Compensation Plan

27,762 shares, which is the approximate number of shares to be issued.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

(3)This is the weighted-average exercise price of 226,609,585 options outstanding under the Long-Term Incentive Plans.

(4)As a result of the merger of The Hertz Corporation into Ford FSG II, Inc., an indirect wholly-owned subsidiary of Ford, 875,994 outstanding Ford options resulted from a conversion of Hertz options to Ford options that are governed by the terms of the Hertz Long-Term Equity Compensation Plan (the “Hertz Plan”). The weighted-average exercise price of these options is $35.66. The former Hertz shareholders approved the Hertz Plan. No future awards may be granted under the Hertz Plan.

Proposals Requiring Your Vote

In addition to voting for directors, the following seven proposals may be voted on at the meeting. Ford will present Proposal 2, and Proposal 3, and we expect the remaining five to be presented by shareholders. In accordance with SEC rules, the text of each of the shareholder proposals is printed exactly as it was submitted.

A majority of the votes that could be cast by shareholders who are either present in person or represented by proxy at the meeting is required to approve each proposal. The votes will be computed for each share as described on p. 2.

When providing your proxy, whether by telephone, the Internet, or by mail, you will be able to designate whether your shares are voted for, against, or to abstain from each of the proposals. Instructions for voting for directors can be found on p. 3.

PROPOSAL 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm to audit Ford’s books of account and other corporate records. You must approve the Audit Committee’s selection for 2010.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford’s books of account and other corporate records for 2010. PricewaterhouseCoopers LLP is well qualified to audit Ford’s books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers LLP for audit and non-audit services rendered in 2009 are disclosed in the Audit Committee Report (see pp. 16-17).

Ford management will present the following resolution to the meeting:

“RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books of account and other corporate records of the Company, and to review the effectiveness of the Company’s internal controls over financial reporting, for 2010 is ratified.”

The Board of Directors recommends a Vote “for” Proposal 2.

PROPOSAL 3

Approval of Tax Benefit Preservation Plan

The Board of Directors requests your approval of a Tax Benefit Preservation Plan, dated September 11, 2009 (the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent (“Rights Agent”), designed to preserve substantial tax assets of the Company.

Description of the Plan

The Plan is intended to help protect the Company’s tax assets. Through year-end 2009, Ford had tax attributes, including net operating losses, capital losses and tax credit carry-forwards, that would offset approximately $17 billion of taxable income. We can utilize the tax attributes in certain circumstances to offset taxable income and reduce our federal income tax liability. Our ability to use the tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Internal Revenue Service rules.

The Plan is intended to reduce the risk of an “ownership change” under Section 382 of the Code by deterring any person or group from becoming or obtaining the right to become a “5-percent shareholder” (as such term is used in Section 382) or, in certain cases, increasing such person’s or group’s ownership of Common Stock beyond 4.99%, without the approval of the Board of Directors. In general, an ownership change would occur if Ford’s “5-percent shareholders” collectively increase their ownership in Ford by more than 50 percentage points over a rolling three-year period. If any person or group acquires 4.99% or more of the outstanding shares of Common Stock (subject to certain exceptions), there would be a triggering event under the Plan which could result in significant dilution in the ownership interest of such person or group in Ford stock. As such, the Plan has anti-takeover effects.

The description of the Plan contained in this Proposal 3 is qualified in its entirety by reference to the text of the Plan and is attached to this Proxy Statement as Appendix I. You are urged to read carefully the Plan in its entirety as the discussion herein is only a summary.

The Rights. On September 9, 2009, the Board of Directors of Ford declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), and Class B stock, par value $0.01 per share (the “Class B Stock”), of the Company. The dividend was paid on September 25, 2009 to stockholders of record on that date (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”) at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Plan. Until it is exercised or exchanged, a Right does not give its holder any rights as a stockholder of the Company, including without limitation any dividend, voting or liquidation rights.

Preferred Stock. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock and Class B Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock and Class B Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock and Class B Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock and Class B Stock. These rights are protected by customary anti-dilution provisions (see Anti-Dilution Provisions section below). Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exercisability. The Rights will not be exercisable until the earlier of (i) 10 business days following a public announcement that a person or group (an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding or (ii) 10 business days after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of Common Stock (the earlier of such dates called the “Distribution Date”). Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates or Class B Stock certificates (or book entry shares in respect of the Common Stock or Class B Stock) outstanding as of the Record Date, by such Common Stock certificate or Class B Stock certificate (or such book entry shares) together with a notation to that effect.

Until the Distribution Date, the Rights will be transferred only with the Common Stock and the Class B Stock. Until the Distribution Date, new Common Stock certificates and Class B Stock certificates (or book entry shares in respect of the Common Stock and Class B Stock) issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference.

In the event that a person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

Exchange. At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of Common Stock and Class B Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock, at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock of equivalent value, per Right (subject to adjustment).

Expiration. The Rights will expire upon the earliest to occur of the following:

•	the close of business on September 11, 2012 (unless that date is advanced or extended);

•	the time at which the Rights are redeemed or exchanged under the Plan;

•	the final adjournment of the Company’s 2010 Annual Meeting of Shareholders if shareholder approval of the Plan has not been received prior to that time;

•	the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company’s tax benefits.; or

•	the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward.

Anti-Dilution Provisions. The Purchase Price payable, and the number of shares of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a reclassification, subdivision or combination of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants. No adjustments to the purchase price of less than 1% will be made. The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, or subdivisions, consolidation or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Redemption. At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the adoption of the Plan (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

“RESOLVED: the Tax Benefit Preservation Plan, dated September 11, 2009, between the Company and Computershare Trust Company, N.A., as Rights Agent, as described in this Proposal 3 and attached as Appendix I to this Proxy Statement, is approved.”

PROPOSAL 4

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., N.W., Washington, D.C. 20037, who owns 2,000 shares of common stock, has informed the Company that she plans to present the following proposal at the meeting:

RESOLVED: “That the stockholders of Ford assembled in Annual Meeting in person and by proxy hereby request the Board of Directors to have the Company furnish the stockholders each year with a list of people employed by the Corporation with the rank of Vice President or above, or as a consultant, or as a lobbyist, or as legal counsel or investment banker or director, who, in the previous five years have served in any governmental capacity, whether Federal, City or State, or as a staff member of any CONGRESSIONAL COMMITTEE or regulatory agency, and to disclose to the stockholders whether such person was engaged in any matter which had a bearing on the business of the Corporation and/or its subsidiaries, provided that information directly affecting the competitive position of the Corporation may be omitted.”

REASONS: “Full disclosure on these matters is essential at Ford because of its many dealing with Federal and State agencies, and because of pending issues forthcoming in Congress and/or State and Regulatory Agencies.”

“Last year the owners of 150,827,829 shares, representing approximately 6.04% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board of Directors Recommends a vote “against” Proposal 4.

We believe that this proposal would not result in any appreciable benefit to you or the Company and is, therefore, not in the best interests of you or Ford.

Ford recruits and selects its officers, employees, and outside professionals on the basis of their qualifications, experience, and integrity. When a former government employee is hired, any such employee and Ford are subject to laws that regulate the activities of former government officers. Further, SEC rules already require that we list in our Annual Report on Form 10-K the business experience during the past five years of all of our executive officers and this Proxy Statement provides the business experience of our directors. This includes reporting of any governmental positions held during that period. In addition, to the extent this proposal would require disclosures related to consultants, lobbyists, legal counsel and investment bankers, it would be overly-burdensome to implement.

In the opinion of the Board, the additional information made available by such a report would not provide shareholders with any appreciable benefit.

The Board of Directors Recommends a vote “against” Proposal 4.

PROPOSAL 5

The Ray T. Chevedden and Veronica G. Chevedden Family Trust, which owns 500 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Equal Shareholder Voting

RESOLVED: Shareholders request that our Board take steps to adopt a recapitalization plan for all of Ford’s outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with Ford family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.

Ford Family shares are allowed 16-votes per share compared to the one-vote per share for regular shareholders. This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

The Corporate Library www.thecorporatelibrary.com an independent investment research firm said: It is difficult to see any alignment between the interests of the Ford Family and the interests of other shareholders. Former CEO William Clay Ford, Jr., his father, former longtime director William Clay Ford, Sr., and Sr.’s nephew, director and former executive Edsel B. Ford II, together own more than 40% of the shares’ voting power through dual-class stock ownership. Meanwhile former CEO William Clay Ford, Jr. was awarded more than $100 million in stock and options over five years, while shareholders suffered a loss of more than 42% of their investment value.

The danger of giving disproportionate power to insiders is illustrated by Adelphia Communications. Adelphia’s dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.” See Securities and Exchange Commission Litigation Release No. 17627 (July 24, 2002).

The SEC alleged that Adelphia fraudulently excluded more than $2 billion in bank debt from its financial statements and concealed “rampant self-dealing by the Rigas Family.” Meanwhile, the price of Adelphia stock collapsed from $20 to 79¢ in two-years.

The 2008 edition of this proposal to Ford won the all-time highest vote for a Ford shareholder proposal — 730 million votes in favor. In 2005 our management even petitioned the Securities and Exchange Commission in a failed attempt to prevent shareholders from voting on this topic. Further details are in Ford Motor Company (March 7, 2005) available through SECnet http://www.wsb.com.

Dual-class stock companies like Ford take shareholder money but do not let shareholders have an equal voice in their company’s management. Without a voice, shareholders cannot hold management accountable.

Please encourage our board to respond positively to this proposal for Equal Shareholder Voting — Yes on 5.

The Board of Directors recommends a Vote “against” Proposal 5.

We oppose the proposal because it is not in the best interests of Ford or you.

The Company’s founding family has over a 100-year history of significant involvement in the affairs of Ford Motor Company. During that time, all shareholders have benefited from this involvement. Through their actions over the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement.

The Company’s current share capital structure, with both common and Class B stock outstanding, has been in place since Ford became a public company in 1956. Each shareholder purchasing a share of Ford stock is aware of this capital structure, and many are attracted to Ford stock by the long-term stability the Class B shareholders provide to the Company. In addition, a majority of the members of the Company’s Board of Directors are independent and all of the directors act in the best interests of all shareholders, in accordance with their fiduciary duties under Delaware law and the Company’s Restated Certificate of Incorporation. Moreover, the Company is operated under sound Corporate Governance Principles (see the Corporate Governance discussion on pp. 18-25). The Ford family’s involvement with the Company has greatly benefited all shareholders, and the long history of Ford family involvement in and with the Ford Motor Company has been one of its greatest strengths. Consequently, the proposal is not in the best interests of the Company or you.

The Board of Directors recommends a Vote “against” Proposal 5.

PROPOSAL 6

Trillium Asset Management of 711 Atlantic Avenue, Boston, Massachusetts 02111, on behalf of Michael Lazarus, owner of more than $2,000 of common stock, informed the Company that the following proposal will be presented at the meeting:

RESOLVED, that the shareholders of Ford (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statement

As long-term shareholders of Ford, we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with recent federal ethics legislation. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Ford contributed at least $1 million dollars in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Hewlett-Packard, Aetna and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support for this critical governance reform.

The Board of Directors recommends a Vote “against” Proposal 6.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. The Company has a policy not to make contributions to political candidates or organizations, nor to employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the “Fund”). All of the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does, however, pay the solicitation and administrative expenses of the Fund, which are minimal, as permitted by law. Information with respect to contributions made by the Fund in connection with federal and state elections is publicly available at the Federal Election Commission and applicable state boards of election, respectively.

Where permitted by law, the Company makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company’s business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do not believe that the additional information requested by the proposal will add significant value for shareholders. To the extent the Proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Ford belongs to many trade associations. These memberships provide significant benefits to the Company and shareholders. Management is aware of the political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders. To produce the detailed report requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

The Board of Directors recommends a Vote “against” Proposal 6.

PROPOSAL 7

Mr. John Chevedden of 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, who owns 600 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Shareholder Say on Executive Pay

RESOLVED — the shareholders of our company recommend that our board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation’s Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

Votes on 2009 “Say on Pay” resolutions averaged more than 46%-support. More than 20 companies had votes exceeding 50%, demonstrating strong shareholder support for this reform. Shareholder proposals often win higher votes on subsequent submissions.

Nell Minow of The Corporate Library said, “If the board can’t get executive compensation right, it’s been shown it won’t get anything else right either.”

The merit of this Executive Pay proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “F” because of serious concern regarding executive pay, board structure and takeover defenses.

Irvine Hockaday — our Lead Director, William Clay Ford, Jr. — Chairman, Edsel Ford II and Ellen Marram each had more than 21 — years long-tenure and this created concerns regarding a “board within a board.” The Ford family controlled 40% of our voting power through a multiple share class structure. This increased the risk that minority shareholders’ interests were subordinated to the Ford family.

Irvine Hockaday was also designated a “Flagged (Problem) Director” due to his involvement with Sprint. Sprint’s failed merger with Worldcom nonetheless led to accelerating $1.7 billion in stock options.

Alan Mulally received 3.5 million in stock options in 2008. There was a $7 profit for Mr. Mulally simply returning our stock price to the level it was when he was hired. This was a missed opportunity to award premium-priced stock options to allay stockholder fears that management was simply rewarded for returning our stock price to past levels, instead of exceeding past levels.

Additionally, our company seemed to reward executives twice for the same achievements. Our company did not even list the performance metrics and targets for annual bonuses because the “metrics, weightings, and performance metrics used for the 2008 Incentive Bonus Plan are identical to those used for the 2008 Performance Unit program.” This was simply poor design, and lead to the prospect of managers being paid twice for the same results when they could be being driven to add value in more strategic ways.

In 2008 The Corporate Library said Alan Mulally was paid $750,000 for personal trips by private jet. Plus part of Mr. Mulally’s income tax was company-paid and also season tickets to spectator sports, club memberships and 401(k) contributions.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Shareholder Say on Executive Pay — Yes on 7.

The Board of Directors recommends a Vote “against” Proposal 7.

We recognize the interest of our shareholders in executive compensation and we endeavor to provide you with a completely transparent view of executive compensation at Ford. For the reasons detailed below, however, our Board is recommending a vote against this proposal.

As set forth in the Compensation Discussion and Analysis and the Executive Compensation tables in this proxy statement, we provide comprehensive analysis of our executive compensation objectives and practices, including the decision-making process of our Compensation Committee, comprised of independent directors, and we provide detailed disclosure of each element of compensation awarded to the Named Executives. Our Compensation Committee, in setting compensation for our senior executives, seeks to reward both individual and Company performance, considers the levels and forms of compensation necessary to recruit and retain talented executives, and aligns a large percentage of executive compensation to your interests as shareholders.

The Committee has demonstrated its capacity to adapt quickly and flexibly to changes in the business environment, in market conditions, and to the regulatory environment. For instance, due to the deteriorating economic environment, the Committee decided that there would be no payout for the 2008 and 2009 performance years for the Incentive Bonus Plan and that there would be no annual merit increases to salary for the Named Executives in 2008 and 2009.

Moreover, attracting, retaining, and motivating talented employees is crucial to our success. The Committee must be able to establish competitive practices to retain our key talent without the concern of being “second-guessed” by an advisory shareholder vote.

Additionally, the proposal is not an effective mechanism for conveying shareholder opinions on our executive compensation practices because it would not provide the Committee with a clear indication of the meaning of the vote. An advisory vote would not convey your views about the merits and shortcomings of any particular element of our executive compensation practices. Consequently, it would not provide the Committee with useful information on how you think these practices should be modified.

We provide you with an effective method for expressing your views about our executive compensation practices. As discussed in Corporate Governance — Communications with the Board/Annual Meeting Attendance on p. 25, you may communicate your concerns directly to our Board. Direct communications allow you to articulate specific concerns to our Compensation Committee. An advisory vote does not allow for that kind of communication. We also note that executive compensation is currently the subject of potential legislative and regulatory activity. It is prudent to await the finalization of any such legislation or regulation before voluntarily adopting additional procedures regarding executive compensation. For these reasons, the Board does not believe the proposal is in the best interests of you or the Company.

The Board of Directors recommends a Vote “against” Proposal 7.

PROPOSAL 8

Mr. Fredrick Wilson of 1305 Rollins St., Grand Blanc, Michigan 48439, owner of 450 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

Don’t Waste Corporate Funds on CO2 Reduction

Whereas: Newly Corrected Data from NASA shows that the warmest year in the last 129 years is 1934. No year since then has been warmer.

Whereas: The Concentration of Atmospheric CO2 has increased by approximately 33% since 1889, or from 290 to 385 Parts Per Million, with most of that increase occurring from 1934 to 2009.

Whereas: If the concentration of CO2 in the atmosphere is the causative factor for Global Climate Temperature Change, then the increase in CO2 has caused Global Cooling.

Whereas: 1998 is the warmest recent year. There have now been 11 years of global cooling. The winter of 2007-8 set global records for cold temperatures and large amount of snowfall, erasing the approximately 20 years of warming from circa 1980 to 1998. The IPCC is now stating that the globe is cooling.

Whereas: Over 90% of the Earth’s ice is in Antarctica, which is growing in both mass and thickness. The Winter of 2007-8 fully replenished the coastal ice banks that had been recently reduced.

Whereas: Over $50 billion has been spent to document man-made global warming. The latest IPCC report said that the temperature might rise about 1/2 (0.50 C) of a degree this century, about the same as last century, and that sea levels might rise about 1 foot this century, about the same as last century. Which is no real problem.

Whereas: The science is not settled, it has never been settled. There is no “consensus” of scientists, there has never been a “consensus”. At OISM.ORG is a list of over 31,000 scientists (with over 9,000 Ph.D’s) who state that global climate change is a natural, not man-made, effect.

Whereas: A chart of CO2 and temperature over the last 650,000 years, an Al Gore favorite, when properly examined, shows that the temperature goes up or down, and 400 to 1000 years later, CO2 goes up or down. CO2 is a trailing indicator, and not a causative factor for global temperatures.

Whereas: According to Reid Bryson, founding chairman of the University of Wisconsin Department of Meteorology, called the British Institute of Geographers as the most frequently cited climatologist in the world: “Eighty percent of the heat radiated back from the surface is absorbed in the first 30 feet by water vapor ... And how much is absorbed by carbon dioxide? Eight hundredths of one percent. It is one one-thousandth as important as water vapor.”

Whereas: Water Vapor, cloud formation and interactions with the Sun and its various cycles, and with the Sun’s solar wind and interaction with cosmic rays, are all valid science that need to be studied, since CO2 does not correlate as a causative factor.

Therefore: Ford should not fund or undertake any energy savings projects that are solely concerned with CO2 reduction, but that each project must meet Corporate Return on Investment guidelines and any CO2 reduction would solely be a by-product of any energy cost reductions.

The Board of Directors recommends a Vote “against” Proposal 8.

The Board opposes this proposal because we do not believe it is in the best interests of the Company or shareholders. Reducing CO2 emissions from our products and facilities has many benefits and the Company has funded many projects that have made our products and facilities more efficient. These efforts will continue. The development of the EcoBoost engine is just one example of a project that has increased the efficiency of our products while also reducing CO2 emissions. Customers value vehicles that limit CO2 emissions.

Research into reducing CO2 emissions could lead to other improvements in the efficiency and the value of our products. Adopting the proposal would limit the Company’s ability to conduct research that may lead to further improvements in the efficiency of our products and facilities. The proposal would require that such research meet corporate return on investment guidelines prior to determining whether that result is achievable. Research allows us to determine whether a particular project is worth pursuing and it is only later that we learn whether any individual research project will meet our investment return targets. If our research staff were limited in the manner suggested by the proposal, the future innovations our engineers and scientists may bring to our products could be severely curtailed. Consequently, the Board does not believe that the proposal is in the best interests of the Company or shareholders.

The Board of Directors recommends a Vote “against” Proposal 8.

Shareholder Proposals for 2011

Unless the Board of Directors determines otherwise, next year’s annual meeting will be held on May 12, 2011. Any shareholder proposal intended for inclusion in the proxy materials for the 2011 annual meeting must be received by the Company’s Secretary no later than December 2, 2010, and can be sent via facsimile to 313-248-8713. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company’s By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford’s 2009 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. local time at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan, and the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, for ten days prior to the meeting and on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding,” designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone the Shareholder Relations Department at 800-555-5259 or 313-845-8540 or write to them at One American Road, Suite 1026, Dearborn, Michigan 48126-2798.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

Peter J. Sherry, Jr.
Secretary

April 1, 2010

Directions to the Annual Meeting Site

The 2010 Annual Meeting of Shareholders is being held in the DuPont Auditorium at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware. Directions to the Hotel du Pont are as follows:

DIRECTIONS TO HOTEL DU PONT
11th and Market Streets, Wilmington, DE 19801
302-594-3100/800-441-9019

FROM PHILADELPHIA ON I-95 SOUTH

1.	Take I-95 South through Chester to Wilmington.
2.	Follow I-95 South to Exit 7A marked “52 South, Delaware Ave.”
3.	Follow exit road (11th Street) to intersection with Delaware Ave. marked “52 South, Business District.”
4.	At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM ROUTE 202

1.	Follow Route 202 to I-95 intersection. Take I-95 South.
2.	Take I-95 South, follow steps 2-5 above.

FROM BALTIMORE ON 1-95 NORTH

1.	Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Ave.”
2.	From right lane, take Exit 7 onto Adams Street.
3.	At the third traffic light on Adams Street, turn right. Follow sign marked “52 South, Business District.”
4.	At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5.	Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

FROM NEW JERSEY (NEW JERSEY TURNPIKE)

1.	Take the New Jersey Turnpike South to Delaware Memorial Bridge.
2.	After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
3.	From I-95 North, follow steps 1-5 above.

BY TRAIN:  Amtrak train service is available into Wilmington, Delaware Station. The Hotel du Pont is located approximately twelve blocks from the train station.

FORD MOTOR COMPANY
and
COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
TAX BENEFIT PRESERVATION PLAN
Dated as of September 11, 2009

TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of September 11, 2009 (“Plan”), between Ford Motor Company, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Company has generated net operating loss carryovers and tax credit carryovers for United States federal income tax purposes (“NOLs”), which will potentially provide valuable Tax Benefit (as defined below) to the Company. The ability to use the NOLs may be impaired or destroyed by an “ownership change” within the meaning of Section 382 (as defined below). The Company desires to avoid such an “ownership change” and thereby preserve the ability to utilize the NOLs. In furtherance of such objective, the Company desires to enter into this Plan.

The Board of Directors of the Company (the “Board of Directors”) has adopted resolutions creating a series of preferred stock designated as “Series A Junior Participating Preferred Stock” and has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) and one Right for each share of Class B Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on September 25, 2009 (the “Record Date”), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock and Class B Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock and Class B Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Plan, the following terms have the meaning indicated:

(a) “Acquiring Person” shall mean any Person (other than any Exempt Person) that has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, however, that any Existing Holder (as defined below) will not be deemed to be an Acquiring Person for any purpose of this Plan on and after the date on which the adoption of this Plan is first publicly announced unless and until such time as such Existing Holder acquires Beneficial Ownership of additional shares of Common Stock representing .5% of the Common Stock then outstanding, unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company or any issuance by the Company of shares of its capital stock to such Person, or (iv) an Exempt Transaction, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding. No Qualified Holder shall become an “Acquiring Person” as a result of such Qualified Holder becoming the Beneficial Owner of shares of Common Stock into which shares of Class B Stock are convertible or have been converted pursuant to Section 2.4 of Article Fourth of the Certificate of Incorporation. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for purposes of this Plan as a result of such inadvertent acquisition. In addition, notwithstanding the foregoing, if a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such as a result of an acquisition of Beneficial Ownership of shares of Common Stock that the Board in its sole discretion determines in good faith, prior to the Distribution Date that would otherwise occur as a result of such acquisition, will not jeopardize or endanger the availability to the Company of the NOLs, then such Person shall not be deemed to be or to have become an “Acquiring Person” for purposes of this Plan as a result of such acquisition, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding or the Board determines otherwise in accordance with this sentence or the preceding sentence. For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (as defined below) as in effect on the date hereof.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single “entity” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provisions to Section 382, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Plan) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(d) “Board” shall have the meaning set forth in the recitals hereto.

(e) “Book Entry” shall mean an uncertificated book entry for the Common Stock or Class B Stock.

(f) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(g) “Capital Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 2, 2000, as the same may be amended and restated from time to time.

(i) “Class B Stock” shall mean the Class B Stock, par value $0.01 per share, of the Company.

(j) “Close of Business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(k) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(l) “Common Stock” when used with reference to the Company shall mean the Common Stock, par value $0.01 per share, of the Company.

(m) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(o) “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(p) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Exchange Ratio” shall have the meaning set forth in Section 24 hereof.

(s) “Exempt Person” shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, (ii) any employee benefit and/or savings plan of the Company or of any Subsidiary of the Company, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other benefits for employees of the Company or of any Subsidiary of the Company.

(t) “Exempt Transaction” shall mean (i) any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 30, which determination shall be irrevocable with respect to such transaction and (ii) any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA.

(u) “Existing Holder” shall mean any Person who, together with all Affiliates and Associates, beneficially owned shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding immediately prior to the first public announcement hereof.

(v) “Expiration Date” shall have the meaning set forth in Section 7 hereof.

(w) “NASDAQ” shall mean The Nasdaq Stock Market.

(x) “New York Stock Exchange” shall mean the New York Stock Exchange, Inc.

(y) “NOLs” shall have the meaning set forth in the recitals hereto.

(z) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(aa) “Plan” shall have the meaning ascribed thereto in the preamble to this Plan, and such term shall include all amendments to this Plan.

(bb) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Plan as Exhibit A.

(cc) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(dd) “Qualified Holder” shall mean any Person who beneficially owns shares of Class B Stock as of the Record Date or who, at the time of transfer of shares of Class B Stock to such Person, shall meet any one of the following qualifications:

(i) a natural person who meets the qualification that he is either (A) a natural person in whose name shares of Class B Stock became registered on the original stock ledger of the Company by reason of his record ownership of shares of Class A Common Stock (the “Old Class A Common”) or Class B Common Stock (the “Old Class B Common”) of the Company that were reclassified into shares of Class B Stock, or (B) a descendant (including any descendant by adoption and any descendant of an adopted descendant) of a natural person in whose name shares of Class B Stock were so registered by reason of such record ownership, or (C) a spouse or surviving spouse of a natural person who is or was while living included within the provisions of either of the foregoing subclauses (A) or (B);

(ii) any two or more natural persons each of whom meets the qualification set forth in clause (i) of this Section 1(dd);

(iii) a transferee as trustee of a trust, created by deed or will, which trust meets the following requirements: (1) the income thereof from the date of transfer to such trustee shall be required to be paid to or applied for the use and benefit of or accumulated for one or more natural persons, concurrently or successively, all of whom meet or will meet the qualification set forth in clause (i) of this Section 1(dd), and no other persons, except for such portion of the income as is payable to or to be applied for the use and benefit of or accumulated for one or more (A) other natural persons during terms not to exceed their respective lives, who, though they do not meet the qualification set forth in clause (i) of this Section 1(dd), are relatives of or are or were employees or dependents of natural persons meeting such qualification, or (B) “exempt organizations” (as defined below) for terms not exceeding 33 years from the date of the commencement of the trust, and except for such accumulated income as may be required to be paid over to others upon the death of the person for whom it was accumulated, and (2) the principal thereof shall be required to be transferred, assigned and paid over upon failure or termination of the interests in the income thereof referred to in subclause (1) of this clause (iii); which trustee shall have agreed that if the provisions of such trust relating to the disposition of income or principal are subject to amendment in such manner that the trust could be changed to a trust not meeting the requirements of this clause (iii), the trustee thereof, as such, shall, if such trust is amended at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, promptly deliver to the Company a copy, duly certified by such trustee, of the instrument effecting such amendment and will, unless such trust as so amended then meets the requirements of this clause (iii), promptly surrender the certificates representing the shares of Class B Stock then held in such trust for conversion of such shares into an equal number of shares of Common Stock in the manner set forth in the Certificate of Incorporation;

(iv) a stock corporation (hereinafter called a “corporate holder”), not less than 75% of the number of outstanding shares of each class of the capital stock, other than shares of “non-voting preferred stock” (as defined below), of which shall, at the time at which the certificate representing shares of Class B Stock is presented for transfer, be owned beneficially and of record by natural persons who meet the qualification set forth in clause (i) of this Section 1(dd) (provided that the same natural person need not be both the beneficial and the record owner), or be owned of record by trustees (or successor trustees) of trusts which meet the requirements set forth in clause (iii) of this Section 1(dd), or be so owned in part by such natural persons and so owned in part by such trustees (or successor trustees); which corporate holder shall have entered into a written agreement with the Company providing that if, at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of “non-voting preferred stock”) of such corporate holder shall be so owned, then such corporate holder will either promptly (A) transfer the shares of Class B Stock then held by it to one or more persons who at the time of transfer meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v) or (vi) of this Section 1(dd) and cause the certificates therefor to be duly presented for transfer into the name of such person or persons, or (B) surrender the certificates representing such shares of Class B Stock for conversion of such shares into an equal number of shares of Common Stock, in the manner set forth in the Certificate of Incorporation, or (C) transfer some of such shares as provided in the foregoing subclause (A) of this clause (iv) and surrender the certificates for the remainder of such shares for conversion as provided in the foregoing subclause (B) this clause (iv);

(v) a legatee under the will of any stockholder of the Company deceased prior to the effective date of the reclassification of the Old Class A Common and the Old Class B Common of the Company into Class A Stock, Class B Stock and Common Stock, such transfer being made for the purpose of satisfying, in any manner permitted by such will, all or any part of the claim of the said legatee in respect to a legacy of any kind under said will; provided, however, that the aggregate number of shares of Class B Stock transferred pursuant to this clause (v) shall not exceed 8,437,480; or

(vi) a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a record holder of such shares of Class B Stock as permitted by the provisions of this Section 1(dd); provided, however, that if the proviso in clause (iii) of this Section 1(dd) is applicable, such successor trustee or co-trustee shall have entered into a written agreement with the Company whereby he assumes the obligations of the agreement required by said clause (iii).

For purposes of this Section 1(dd) only, the term “exempt organization” shall mean any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes which, at the date of verification of the affidavit in which reference thereto is made, shall have been exempted or be exempt, wholly or partially, from taxation on income under the provisions of Section 501(c)(3) of the Code, as then in effect, or other provision of Federal law then in effect governing the exemption from federal taxation on income of institutions organized and operated exclusively for any one or more of the foregoing purposes, and for purposes of this Section 1(dd) only, the term “non-voting preferred stock” as applied to stock in a corporate holder, shall mean stock which does not entitle the holder thereto to vote for the election of directors under any circumstances and carries no right to dividends or interest in earnings other than the right to dividends in a fixed amount per annum, which right may be cumulative.

(ee) “Record Date” shall have the meaning set forth in the preamble hereto.

(ff) “Redemption Date” shall have the meaning set forth in Section 7 hereof.

(gg) “Redemption Price” shall have the meaning set forth in Section 23 hereof.

(hh) “Right” shall have the meaning set forth in the recitals hereto.

(ii) “Right Certificate” shall have the meaning set forth in Section 3 hereof.

(jj) “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll) “Section 382” shall mean Section 382 of the Code, or any comparable successor provision.

(mm) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person of facts that indicate that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

(oo) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(pp) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(qq) “Summary of Rights” shall have the meaning set forth in Section 3 hereof.

(rr) “Tax Benefit” shall mean the net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(ss) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(tt) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(uu) “VEBA” shall mean the New Voluntary Employees’ Beneficiary Association trust established under that certain Settlement Agreement dated as of March 28, 2009 by and among the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”) and class representatives of former UAW-represented Company employees, as such Settlement Agreement may be amended from time to time.

Any determination required by the definitions in the Plan shall be made by the Board in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of Rights.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.  Issue of Right Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being referred to as the “Distribution Date”; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing the Common Stock or Class B Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock or Class B Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock and Class B Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock and

Class B Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. With respect to certificates representing Common Stock and Class B Stock (or Book Entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or the Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock or Class B Stock (or any Book Entry shares of Common Stock or Class B Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock or Class B Stock represented by such certificate or Book Entry shares.

(c) Rights shall be issued in respect of all shares of Common Stock and Class B Stock issued or disposed of after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution Date). Certificates issued for Common Stock and Class B Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefit Preservation Plan between Ford Motor Company (the “Company”) and Computershare Trust Company, N.A., as Rights Agent, dated as of September 11, 2009 and as amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Plan, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Plan) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to any Book Entry shares of Common Stock or Class B Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law. With respect to certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date the Rights associated with the Common Stock or Class B Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock and Class B Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock or Class B Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock or Class B Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock and Class B Stock which are no longer outstanding.

Notwithstanding this paragraph (c), neither the omission of the legend required hereby, nor the failure to deliver the notice of such legend, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Section 4.  Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the New York Stock Exchange or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Plan, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.  Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by the President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of this Plan, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent, subject to the provisions of this Plan, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Subject to the provisions of this Plan, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right

Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on September 11, 2012, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the final adjournment of the Company’s 2010 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time, (v) the repeal of Section 382 or any successor statute if the Board determines that this Plan is no longer necessary for the preservation of Tax Benefit, or (vi) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefit may be carried forward.

(b) The Purchase Price shall be initially $35.00 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt of the cash requisitioned from the Company, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have

(i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (for the purposes of this Section 7(e), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act), former Beneficial Owner and/or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Availability of Shares of Preferred Stock.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Preferred Stock (and, following the time that a person becomes an Acquiring Person, shares of Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system upon official notice of issuance upon such exercise.

(c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock and other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock and other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or charge is due.

Section 10.  Preferred Stock Record Date.  Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges ) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.  The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii) Subject to Section 24 of this Plan, and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one-thousandths of a share of Preferred Stock) as shall equal the result obtained by multiplying (x) the then-current Purchase Price, by (y) the number of one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing the product of (x) and (y) by (z) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with this Section 11 hereof. Notwithstanding anything in this Plan to the contrary, however, from and after the time (the “Invalidation Time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer that the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Plan. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the Invalidation Time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

(iii) The Company may at its option (or, if required to comply with its Certificate of Incorporation, shall) substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fraction of shares of Preferred Stock (or, if required to comply with its Certificate of Incorporation, equivalent shares of its capital stock) having an aggregate current market value equal to the current per share market price of a share of Common Stock. In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, within the thirty (30) day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any “Common Stock Equivalent” shall be deemed to equal the current per share market price of the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d) (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted or reported, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date. If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(f) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment made to the number of shares of Preferred Stock for which a Right may be exercised pursuant to Section 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(i) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder without effect on the Purchase Price payable to exercise a Right or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right as provided herein.

(j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

(k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(m) Notwithstanding anything in this Plan to the contrary, in the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock and Class B Stock payable in Common Stock or Class B Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, the number of Rights associated with each share of Common Stock and Class B Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock and Class B Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock and Class B Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately following the occurrence of such event.

(n) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock, the Class B Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock and Class B Stock or Book Entry shares in respect thereof) in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Section 11 hereof shall be effective as of the date of the event giving rise to such adjustment.

Section 13.  [Reserved].

Section 14.  Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b) The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners (for the purposes of this Section 14(b), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act) of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 15.  Rights of Action.  All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and Class B Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock and Class B Stock) in the manner provided in such Rights Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan.

Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock and Class B Stock;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate or Class B Stock certificate (or Book Entry shares in respect of Common Stock or Class B Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate or Class B Stock certificate (or notices provided to holders of Book Entry shares of Common Stock or Class B Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Plan), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for the Preferred Stock, the Common Stock, the Class B Stock or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity corporation or resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company and/or the Board), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and the Secretary of the Company (each, an “Authorized Officer”) and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers of the Company, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Plan and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.

(j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Plan as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Class B Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a corporation or other entity organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of a corporation or entity described in clause (A) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of Common Stock and/or Class B Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock and/or Class B Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Section 23.  Redemption.

(a) The Board may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.

(c) In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.

Section 24.  Exchange.

(a) The Board may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock (or one-thousandth of a share of Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock and/or Class B Stock aggregating 50% or more of the voting power of the shares of Common Stock and Class B Stock then outstanding. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock issuable pursuant to the exchange, and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange and shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24 (or if the issuance of Common Stock in exchange for any Rights would not otherwise be permitted under the Certificate of Incorporation), the Company shall substitute, to the extent of such insufficiency or to the extent necessary to comply with its Certificate of Incorporation, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b), or other equivalent shares of its capital stock) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share or other equivalent share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25.  Notice of Certain Events.

(a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock and Class B Stock payable in Common Stock or Class B Stock, to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock or Class B Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, whichever shall be the earlier.

(b) In case any event described in Section 11(a)(ii) shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock and Class B Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii).

(c) The failure to give notice required by this Section 25 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

Section 26.  Notices.  Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

FORD MOTOR COMPANY
One American Road
Dearborn, MI 48126
Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention: Client Services

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.  Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights, in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment may adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable other than in accordance with this sentence. Notwithstanding anything contained in this Plan to the contrary, no supplement or amendment shall be made which decreases the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall promptly execute such supplement or amendment, provided that any supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Plan. The Rights Agent hereby acknowledges that in all matters arising under this Plan, including any amendment hereto pursuant to this Section 27, time is of the essence.

Section 28.  Successors.  All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Benefits of this Plan.  Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock).

Section 30.  Process to Seek Exemption.  Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing .5% or more of the then-outstanding Common Stock) (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 30, request that the Board grant an exemption with respect to such acquisition under this Plan so that such acquisition would be deemed to be an “Exempt Transaction” for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing .5% or more of the then-outstanding Common Stock) and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not jeopardize or endanger the availability to the Company of the NOLs. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto. For the avoidance of doubt, any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA, as provided in Section 1(t) hereof, shall be deemed an Exempt Transaction without reference to the requirements and process of this Section 30.

Section 31.  Determinations and Actions by the Board of Directors.  The Board shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Plan). All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

Section 32.  Severability.  If any term, provision, covenant or restriction of this Plan or applicable to this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Certificate of Incorporation and Bylaws.

Section 33.  Governing Law.  This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34.  Counterparts.  This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35.  Descriptive Headings.  Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 36.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, all as of the day and year first above written.

FORD MOTOR COMPANY

By:	/s/ Peter J. Sherry, Jr.
Name:     Peter J. Sherry, Jr.

Title:	Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:	/s/ Dennis V. Moccia
Name:     Dennis V. Moccia

Title:	Manager, Contract Administration

FORM OF
CERTIFICATE OF DESIGNATIONS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
FORD MOTOR COMPANY
Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

FORD MOTOR COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation (the “Certificate of Incorporation”), the said Board of Directors on September 9, 2009 adopted the following resolution creating a series of 8,000,000 shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series A Junior Participating Preferred Stock

1.  Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 8,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.  Dividends and Distribution.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December, in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), or shares of Class B Stock, par value $0.01 per share, of the Corporation (the “Class B Stock”), or a subdivision of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise), declared on the Common Stock or the Class B Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1,000. In the event the Corporation shall at any time after September 25, 2009 (i) declare and pay any dividend on Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock and Class B Stock (other than a dividend payable in shares of Common Stock or Class B Stock).

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.  Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and Class B Stock as set forth herein) for taking any corporate action.

(C) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock and Class B Stock for the election of other directors of the Corporation, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock and Class B Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

4.  Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.  Reacquired Shares.  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.  Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock and Class B Stock upon such liquidation, dissolution or winding up of the Corporation.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.  Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock and Class B Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and Class B Stock is changed or exchanged.

8.  No Redemption.  Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9.  Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock and Class B Stock as to such matters.

10.  Amendment.  At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11.  Fractional Shares.  Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of September, 2009.

FORD MOTOR COMPANY

By:
Name:
Title:

Form of Right Certificate

Certificate No. R-

NOT EXERCISABLE AFTER SEPTEMBER 11, 2012 OR SUCH EARLIER DATE AS PROVIDED BY THE PLAN OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

FORD MOTOR COMPANY

This certifies that           or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the “Plan”), between Ford Motor Company, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 P.M., Eastern time, on September 11, 2012 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Company at a purchase price of $35.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [           , 20  ], based on the Preferred Stock as constituted at such date. As provided in the Plan, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Plan are on file at the principal executive offices of the Company. The Company will mail to the holder of this Right Certificate a copy of the Plan without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share, or shares of Preferred Stock.

No fractional shares of Common Stock or Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Plan.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of          , 20  .

FORD MOTOR COMPANY

By:
Name:
Title:

ATTEST:

Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                                              hereby sells, assigns and transfers unto

(Please print name and address of transferee)

           Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                         Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by Right Certificate)

TO FORD MOTOR COMPANY:

The undersigned hereby irrevocably elects to exercise                 Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates representing such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:

Signature

(Signature must conform to holder specified on Right Certificate)

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Right Certificate — continued

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
FORD MOTOR COMPANY

On September 9, 2009, the Board of Directors of Ford Motor Company (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share (the “Common Stock”), and Class B Stock, par value $0.01 per share, of the Company (the “Class B Stock”). The dividend is payable on September 25, 2009 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”) at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the “Plan”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).

The Plan is intended to help protect the Company’s tax net operating loss carryforwards and have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors. Additionally, the Board of Directors may redeem the Rights, as discussed more fully below. The Plan is intended to act as a deterrent to any person or group from becoming or obtaining the right to become a “5-percent shareholder” (as such term is used in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder) or, in certain cases, increasing such person’s or group’s ownership of Common Stock beyond a specified threshold, without the approval of the Board of Directors.

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates or Class B Stock certificates (or book entry shares in respect of the Common Stock or Class B Stock) outstanding as of the Record Date, by such Common Stock certificate or Class B Stock certificate (or such book entry shares) together with this Summary of Rights.

The Plan provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock and the Class B Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates and Class B Stock certificates (or book entry shares in respect of the Common Stock and Class B Stock) issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock and Class B Stock (or book entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, even without a notation incorporating the Plan by reference (or such notice, in the case of Book Entry shares), notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock or Class B Stock represented by such certificate or book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to (or credited to the account of) holders of record of the Common Stock and Class B Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire upon the earliest of the close of business on September 11, 2012 (unless that date is advanced or extended), the time at which the Rights are redeemed or exchanged under the Plan, the final adjournment of the Company’s 2010 annual meeting of stockholders if stockholder approval of the Plan has not been received prior to that time, the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company’s tax benefits, or the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock and Class B Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock and Class B Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock and Class B Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock and Class B Stock. These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of Common Stock and Class B Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having similar rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock or Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Plan (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 11, 2009. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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Notice of 2010
Annual Meeting of Shareholders
and Proxy Statement

www.ford.com

. NNNNNNNNNNNN 000004 NNNNNNNNN MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Admission Ticket NNNNNNNNNNNNNNN C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 13, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/F • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. 1234 5678 9012 345Annual Meeting Proxy Card . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 Stephen G. Butler 02 Kimberly A. Casiano 03 Anthony F. Earley, Jr. 04 Edsel B. Ford II 05 William Clay Ford, Jr. 06 Richard A. Gephardt 07 Irvine O. Hockaday, Jr. 08 Richard A. Manoogian 09 Ellen R. Marram 10 Alan Mulally 11 Homer A. Neal 12 Gerald L. Shaheen 13 John L. Thornton + Mark here to vote FOR all nominees To vote AGAINST all nominees 010203 0405060708091011 1213 For All EXCEPT — To vote against one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Ratification of Selection of Independent Registered Public 3. Approval of Tax Benefit Preservation Plan. Accounting Firm. B Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 4, 5, 6, 7, and 8. For Against Abstain For Against Abstain 4. Relating to Disclosing Any Prior Government Affiliation of 7. Relating to Providing Shareholders the Opportunity to Cast Directors, Officers, and Consultants. an Advisory Vote to Ratify the Compensation of the Named Executives. 5. Relating to Consideration of a Recapitalization Plan to 8. Relating to the Company Not Funding Any Energy Savings Provide that All of the Company’s Outstanding Stock Have Projects that are Solely Concerned with CO2 Reduction. One Vote Per Share. 6. Relating to the Company Issuing a Report Disclosing Policies and Procedures Related to Political Contributions. C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to right if you plan to attend the Annual Meeting. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 0246581 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN + <STOCK#> 015OWE

. 2010 ANNUAL MEETING OF SHAREHOLDERS Admission Ticket Thursday, May 13, 2010 — 8:30 a.m. Eastern Time Hotel du Pont 11th and Market Streets Wilmington, Delaware ADMIT ONE SHAREHOLDER AND GUEST YOUR VOTE IS IMPORTANT: Even if you plan to attend the Annual Meeting in person, please vote your shares. Cameras, tape recorders and similar devices will not be allowed in the meeting and attendees will be subject to security checks. Total number of attendees: ___Upon arrival, please present this admission ticket and photo identification at the registration desk. The proxy statement and annual report to security holders are available at www.envisionreports.com/F. . IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Proxy — Ford Motor Company + Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2010 The undersigned hereby appoints L. W. K. Booth and David G. Leitch, or either of them, proxies each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Annual Meeting of Shareholders to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware at 8:30 a.m. Eastern Time on May 13, 2010 or at any postponement or adjournment thereof. The proxies shall vote the shares represented by this proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1) and (b) “FOR” Proposals 2 and 3 and “AGAINST” Proposals 4, 5, 6, 7, and 8, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee may vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. Voting deadline for Plan participants is 12:00 a.m. on May 11, 2010. (Continued and to be voted on reverse side.) D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — D ON BOTH SIDES OF THIS PROXY CARD. +